Filed by Kennedy-Wilson Holdings, Inc.
pursuant to Rule 424(b)(3) under the Securities Act of 1933
Commission File No.: 333-164926
QUARTERLY REPORT ON FORM 10-Q
On May 12, 2014, Kennedy-Wilson Holdings, Inc. filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is reproduced below as Appendix A to this filing.

The exhibits filed with the Quarterly Report are attached to Appendix A to this filing.

In connection with the offering (the “Offering”) of up to 20,278,690 shares of common stock and 4,993,471 warrants to purchase common stock of Kennedy-Wilson Holdings, Inc. (the “Company”) by certain selling security holders, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) on Form S-1 (No. 333-164926), as amended, which was declared effective on June 11, 2010. A prospectus, dated June 11, 2010, covering the Offering was filed with the SEC on June 11, 2010 (as supplemented from time to time, the “Prospectus”).

ANY POTENTIAL INVESTORS IN THE SECURITIES OF THE COMPANY ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFERING.

This Prospectus Supplement and the Prospectus are required to be delivered by the selling security holders of the above-referenced securities or by certain of their transferees, pledges, donees or their successors in connection with the offer and sale of the above-referenced securities.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus and all prior prospectus supplements, and is qualified by reference to the Prospectus and all prior prospectus supplements except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus or any prior prospectus supplement.

You may obtain a copy of the Registration Statement, the Prospectus, this Prospectus Supplement and all prior prospectus supplements, as well as other filings containing information about the Company, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the Registration Statement, the Prospectus and this Prospectus Supplement can also be obtained, without charge, from the Company's corporate website at www.kennedywilson.com, or by directing a request to the Company, Attention: Investor Relations, 9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212.

In addition to the documents described above, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC's website at www.sec.gov or at the Company's website at www.kennedywilson.com.

The information contained in, or that can be accessed through, the Company's website is deemed not to be a part of this filing.
THIS FILING IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

Appendix A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2014
Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from              to             .
Commission file number 001-33824

Kennedy-Wilson Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-0508760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9701 Wilshire Blvd., Suite 700
Beverly Hills, CA 90212
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(310) 887-6400

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes   ☒    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.
(See definition of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act). (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
The number of shares of common stock outstanding as of May 8, 2014 was 91,683,127.

FORWARD-LOOKING STATEMENTS
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2013. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Assets Under Management or "AUM"
AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consist of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.
Operating Associates
Operating associates generally refer to individuals that are employed by or affiliated with third-party consultants, contractors, property managers or other service providers that we manage and oversee on a day-to-day basis with respect to our investments and services businesses.

i

PART I
FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2014	December 31, 2013
(Dollars in millions, except share and per share amounts)
Assets
Cash held by consolidated investments	$1,298.7	$8.0
Cash and cash equivalents	274.4	170.2
Accounts receivable (including $11.3 and $11.4 of related party)	28.2	16.6
Loans (including $4.1 and $4.1 of related party)	202.2	56.8
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	1,878.9	688.1
Unconsolidated investments	619.7	786.1
Other assets	105.1	73.0
Total assets	$4,407.2	$1,798.8

Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	154.7	129.1
Senior notes payable	706.1	409.0
Investment debt	882.2	401.8
Junior subordinated debentures	40.0	40.0
Total liabilities	1,783.0	979.9

Equity
Cumulative preferred stock, $0.0001 par value: 1,000,000 shares authorized $1,000 per share liquidation preference	—	—
Common stock, 91,683,127 and 82,592,607 shares issued outstanding as of March 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	984.8	801.3
Accumulated deficit	(39.9)	(42.2)
Accumulated other comprehensive income	7.7	9.2
Total Kennedy-Wilson Holdings, Inc. shareholders' equity	952.6	768.3
Noncontrolling interests	1,671.6	50.6
Total equity	2,624.2	818.9
Total liabilities and equity	$4,407.2	$1,798.8
See accompanying notes to consolidated financial statements.
Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, except share and per share amounts)	2014	2013
Revenue
Investment management, property services and research fees (includes $7.3 and $8.3 of related party fees)	$13.2	$13.6
Rental and hotel	25.3	6.4
Sale of real estate	11.3	2.4
Loans and other	1.7	0.4
Total revenue	51.5	22.8
Operating expenses
Commission and marketing	1.0	0.5
Rental and hotel operating	14.1	3.1
Cost of real estate sold	9.7	1.9
Compensation and related	20.5	13.6
General and administrative	8.2	5.4
Depreciation and amortization	7.3	3.1
Total operating expenses	60.8	27.6
Income from unconsolidated investments	2.8	2.2
Operating loss	(6.5)	(2.6)
Non-operating income (expense)
Acquisition-related gains	84.2	9.5
Acquisition-related expenses	(4.0)	—
Interest expense-investment	(5.3)	(1.7)
Interest expense-corporate	(10.5)	(9.7)
Other income	0.8	0.2
Income (loss) before (provision for) benefit from income taxes	58.7	(4.3)
(Provision for) benefit from income taxes	(8.8)	1.7
Net income (loss)	49.9	(2.6)
Net (income) loss attributable to the noncontrolling interests	(37.4)	1.0
Preferred dividends and accretion of preferred stock issuance costs	(2.0)	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$10.5	$(3.6)
Basic earnings per share
Income (loss) per basic	$0.12	$(0.06)
Weighted average shares outstanding for basic	88,142,576	61,853,258
Diluted earnings per share
Income (loss) per diluted	$0.12	$(0.06)
Weighted average shares outstanding for diluted	89,422,885	61,853,258
Dividends declared per common share	$0.09	$0.07
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2014	2013

Net income (loss)	$49.9	$(2.6)
Other comprehensive income (loss), net of tax:
Unrealized foreign currency translation loss	(1.2)	(14.4)
Amounts reclassified out of AOCI during the period	1.2	—
Unrealized forward contract, foreign currency (loss) gain	(1.5)	3.6
Total other comprehensive loss for the period	(1.5)	(10.8)

Comprehensive income (loss)	48.4	(13.4)
Comprehensive (income) loss attributable to noncontrolling interests	(37.4)	1.0
Comprehensive income (loss) attributable to Kennedy-Wilson Holdings, Inc.	$11.0	$(12.4)
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc.
Consolidated Statement of Equity
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income	Noncontrolling Interests
(Dollars in millions, except share amounts)	Shares	Amount	Shares	Amount					Total
Balance at December 31, 2013	132,550	$—	82,592,607	$—	$801.3	$(42.2)	$9.2	$50.6	$818.9
Issuance of shares, net	—	—	9,200,000	—	190.8	—	—	—	190.8
Shares forfeited	—	—	(2,475)	—	—	—	—	—	—
Repurchase and retirement of common stock	—	—	(107,005)	—	(2.5)	—	—	—	(2.5)
Stock compensation expense	—	—	—	—	1.7	—	—	—	1.7
Other comprehensive income:
Unrealized foreign currency translation, net of tax	—	—	—	—	—	—	—	—	—
Unrealized forward contract foreign currency loss, net of tax	—	—	—	—	—	—	(1.5)	—	(1.5)
Preferred stock dividends	—	—	—	—	—	(2.0)	—	—	(2.0)
Common stock dividends	—	—	—	—	—	(8.2)	—	—	(8.2)
Net income	—	—	—	—	—	12.5	—	37.4	49.9
Consolidation of noncontrolling interests (Note 4)	—	—	—	—	—	—	—	167.9	167.9
Issuance of Kennedy Wilson Europe (KWE) shares, net (Note 12)	—	—	—	—	(6.5)	—	—	1,415.6	1,409.1
Contributions from noncontrolling interests, excluding KWE	—	—	—	—	—	—	—	2.9	2.9
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(2.8)	(2.8)
Balance at March 31, 2014	132,550	$—	91,683,127	$—	$984.8	$(39.9)	$7.7	$1,671.6	$2,624.2
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Cash flows from operating activities:
Net income (loss)	$49.9	$(2.6)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss from sale of real estate	(1.6)	(0.8)
Acquisition-related gain	(84.2)	(9.5)
Depreciation and amortization	7.3	3.1
Provision for (benefit from) deferred income taxes	8.8	(1.7)
Amortization of deferred loan costs	0.6	0.5
Amortization of discount and accretion of premium on issuance of the senior notes and mortgage loan payable	(0.3)	(0.2)
Income from unconsolidated investments	(2.8)	(2.2)
Operating distributions from unconsolidated investments	10.4	8.4
Stock-based compensation	1.7	1.8
Change in assets and liabilities:
Accounts receivable	(7.5)	0.4
Other assets	(0.6)	(2.1)
Accrued expenses and other liabilities	(18.6)	(22.7)
Net cash used in operating activities	(36.9)	(27.6)
Cash flows from investing activities:
Additions to loans	(158.6)	(8.2)
Collections of loans	0.2	—
Net proceeds from sale of real estate	10.0	3.4
Purchases of and additions to real estate	(367.7)	(15.6)
Proceeds from sale of interest in an entity	—	26.7
Investment in marketable securities	(4.5)	—
Distributions from unconsolidated investments	11.0	28.8
Contributions to unconsolidated investments	(67.1)	(52.1)
Net cash used in investing activities	(576.7)	(17.0)
Cash flows from financing activities:
Borrowings under senior notes payable	297.2	—
Borrowings under line of credit	90.0	35.0
Repayment of line of credit	(90.0)	(35.0)
Borrowings under investment debt	195.8	—
Repayment of investment debt	(5.5)	(0.1)
Debt issue costs	(9.6)	(0.4)
Issuance of common stock	190.8	133.8
Repurchase and retirement of common stock	(2.5)	—
Proceeds from the issuance of KWE shares, net	1,350.7	—
Dividends paid	(7.8)	(7.1)
Contributions from noncontrolling interests, excluding KWE	2.9	—
Distributions to noncontrolling interests	(2.8)	—
Net cash provided by financing activities	2,009.2	126.2
Effect of currency exchange rate changes on cash and cash equivalents	(0.7)	(4.1)
Net change in cash and cash equivalents	1,394.9	77.5
Cash and cash equivalents, beginning of period	178.2	120.9
Cash and cash equivalents, end of period	$1,573.1	$198.4
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

Supplemental cash flow information:

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Cash paid for:
Interest	$23.5	$18.7
Income taxes	—	—

Supplemental disclosure of non-cash investing and financing activities:

	Three Months Ended March 31,
(Dollars in millions)	2014	2013

Dividends declared on common stock	$8.2	$—

On February 28, 2014, the Company contributed its 50% interest in an unconsolidated investment which held 14 commercial, retail, and industrial properties portfolio to KWE as part of the Company's subscription in KWE's initial public offering as described in note 1.
On March 31, 2014, the Company amended the existing operating agreements governing certain of its investments with its equity partners thereby allowing the Company to gain control of these operating properties. As a result of obtaining control, the Company was required to consolidate the assets and liabilities of these properties at fair value in accordance with FASB ASC 805 Business Combinations as described in note 4.
During the three months ended March 31, 2014, the Company foreclosed on a 133,000 square foot retail center and an adjacent 2.4 acre vacant lot in Van Nuys, CA. As a result of the foreclosure, the Company was required to consolidate the assets and liabilities of the retail center at fair value under ASC 805 - Business Combinations and recorded the vacant lot at fair market value as described in note 4.
On March 28, 2013, the Company acquired the interest of some of its existing partners in a 615-unit apartment building in Northern California, increasing its ownership from 15% to 94%. As a result of obtaining control, the Company was required to consolidate the assets and liabilities of these properties at fair value in accordance with FASB ASC 805 Business Combinations as described in note 4.
During the three months ended March 31, 2013, Kennedy Wilson sold a 50% interest in an entity that held a loan secured by the shopping center and 107 residential units in the United Kingdom to an institutional investor. As a result of the sale and loss of control, $96.0 million in loans and $78.7 million in investment debt were deconsolidated.
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)
NOTE 1—BASIS OF PRESENTATION
Kennedy-Wilson Holdings, Inc.’s (together with its wholly owned and controlled subsidiaries, "we," "us," "our," "the Company" or “Kennedy Wilson”) unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States ("GAAP") may have been condensed or omitted pursuant to SEC rules and regulations, although we believe that the disclosures are adequate to make their presentation not misleading. In the opinion of Kennedy Wilson, all adjustments, consisting of only normal and recurring items, necessary for a fair presentation of the results of operations for the three months ended March 31, 2014 and 2013 have been included. The results of operations for these periods are not necessarily indicative of results that might be expected for the full year ending December 31, 2014. For further information, your attention is directed to the footnote disclosures found in Kennedy Wilson’s Annual Report on Form 10-K for the year ended December 31, 2013.
The consolidated financial statements include the accounts of Kennedy Wilson and its wholly owned or controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Kennedy Wilson Europe Real Estate Plc (“KWE,” LSE: KWE), a Jersey investment company formed to invest in real estate and real estate-related assets in Europe, closed its initial public offering on the London Stock Exchange during the quarter ended March 31, 2014, raising approximately $1.7 billion in gross proceeds. KWE is externally managed by a wholly-owned subsidiary of the Company incorporated in Jersey pursuant to an investment management agreement.  Due to the terms provided in the investment management agreement, pursuant to the guidance set forth in FASB Accounting Standards Codification Subtopic 810 - Consolidation (“Subtopic 810”), the Company is required to consolidate KWE’s results in its consolidated financial statements.  Additionally, the Company invested $145.2 million of cash and contributed $58.3 million of assets acquired by the Company and owns approximately 12.2% of KWE’s total issued share capital as of March 31, 2014. The Company also consolidates the results of certain joint ventures in its consolidated financial statements that it controls as defined by Subtopic 810.
In addition, Kennedy Wilson evaluates its relationships with other entities to identify whether they are variable interest entities ("VIEs") as defined in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Subtopic 810-10 and to assess whether it is the primary beneficiary of such entities. If the determination is made that Kennedy Wilson is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with the ASC Subtopic 810-10. The ownership of the other interest holders in consolidated subsidiaries is reflected as noncontrolling interests.
The preparation of the accompanying consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS
REVENUE RECOGNITION—Performance fees or carried interests are allocated to the general partner, special limited partner or asset manager of Kennedy Wilson's real estate funds and loan pool participations based on the cumulative performance of the funds and loan pools and are subject to preferred return thresholds of the limited partners and participants. At the end of each reporting period, Kennedy Wilson calculates the performance fee that would be due to the general partner, special limited partner or asset manager's interests for a fund or loan pool, pursuant to the fund agreement or participation agreements, as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as performance fees to reflect either (a) positive performance resulting in an increase in the performance fee allocated to the general partner or asset manager or (b) negative performance that would cause the amount due to Kennedy Wilson to be less than the amount previously recognized as revenue, resulting in a negative adjustment to performance fees allocated to the general partner or asset manager. A majority of the performance fees are recognized in investment management revenue, and substantially all of the carried interest is recognized in income from unconsolidated investments in our consolidated statements of operations. Total performance fees recognized from inception through March 31, 2014 that may be reversed in future periods if there is negative fund or loan pool performance totaled $9.8 million. Performance fees accrued as of March 31, 2014 and December 31, 2013 were $9.8 million and $6.1 million, respectively, and are included in accounts receivable in the accompanying consolidated balance sheet.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

REAL ESTATE ACQUISITIONS—The purchase price of acquired properties is recorded to land, buildings and building improvements and intangible lease value (value of above-market and below-market leases, acquired in-place lease values, and tenant relationships, if any) based on their respective estimated fair values in accordance with Business Combinations ASC Subtopics 805-10. Acquisition-related costs are expensed as incurred.
The valuations of real estate are based on management estimates of the real estate assets using income and market approaches. The indebtedness securing the real estate are valued, in part, based on third party valuations and management estimates also using an income approach.
NONCONTROLLING INTERESTS—Noncontrolling interests are reported within equity as a separate component of Kennedy Wilson's equity in accordance with Noncontrolling Interests in Consolidated Financial Statements ASC Subtopic 810-10. Revenues, expenses, gains, losses, net income or loss, and other comprehensive income are reported in the consolidated statements of operations at the consolidated amounts and net income and comprehensive income attributable to noncontrolling interests are separately stated.
FOREIGN CURRENCIES—The financial statements of subsidiaries located outside the United States are measured using the local currency as the functional currency. The assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date, and income and expenses are translated at the average monthly rate. The foreign currencies include the euro, the British pound sterling, and the Japanese yen. Cumulative translation adjustments, to the extent not included in cumulative net income, are included in the consolidated statement of equity as a component of accumulated other comprehensive income.
DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES—All derivative instruments are recognized as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in fair value of cash flow hedges or net investment hedges are recognized in accumulated other comprehensive income, to the extent the derivative is effective at offsetting the changes in the item being hedged until the hedged item affects earnings. Changes in fair value for fair value hedges are recognized in earnings.
RECENT ACCOUNTING PRONOUNCEMENTS—On April 10, 2014, the Financial Accounting Standards Board issued ASU 2014-08, which amends the definition of discontinued operations and requires additional disclosures for disposal transactions that do not meet the revised discontinued operations criteria. ASU 2014-08 is required to be adopted for fiscal years beginning after December 15, 2014, with early adoption permitted. The Company's early adoption of this pronouncement on January 1, 2014 did not have a material impact on the Company's consolidated financial statements.
The FASB did not issue any other ASCs during the first three months of 2014 that we expect to be applicable and have a material impact on our financial position or results of operations.
RECLASSIFICATIONS—Certain balances included in prior year's financial statements have been reclassified to conform with the current year's presentation.
NOTE 3—LOANS

The following table summarizes Kennedy Wilson's investment in loans at March 31, 2014 and December 31, 2013:

	March 31,	December 31,
(Dollars in millions)	2014	2013
Loans	$198.1	$52.7
Loans — related parties	4.1	4.1
Total loans(1)	$202.2	$56.8

(1) Loans have a weighted average stated interest rate of 3.31% and 6.18% at March 31, 2014 and December 31, 2013, respectively, and maturity dates ranging from May 2014 to February 2017. Effective interest rates are higher as certain note receivables were acquired at a discount.
During the quarter ended March 31, 2014, Kennedy Wilson acquired for $152.4 million the loans secured by a five-star hotel located in Dublin, Ireland. As of March 31, 2014, due to foreign currency fluctuations, the loans had a balance of $153.6 million and the investment debt balance was $82.5 million, and are consolidated on Kennedy Wilson's consolidated balance sheet.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Loan income
Kennedy Wilson recognized interest income on loans of $1.7 million and $0.4 million during the three months ended March 31, 2014 and 2013.
NOTE 4—REAL ESTATE AND IN-PLACE LEASE VALUE
The following table summarizes the Company's investment in consolidated real estate properties at March 31, 2014 and December 31, 2013:

	March 31,	December 31,
(Dollars in millions)	2014	2013
Land	$424.5	$187.8
Buildings	1,264.5	484.1
Building improvements	18.6	12.7
In-place lease value	204.1	29.8
	1,911.7	714.4

Less accumulated depreciation and amortization	(32.8)	(26.3)
Real estate, net	$1,878.9	$688.1

Real property, including land, buildings, and building improvement, are included in real estate and are generally stated at cost. Buildings and building improvements are depreciated on a straight-line method over their estimated lives not to exceed 40 years. Acquired in-place lease values are recorded at their estimated fair value and depreciated over their respective weighted-average lease term.
Consolidated Acquisitions
The purchase of property is recorded to land, buildings, building improvements, and intangible lease value (including the value of above-market and below-market leases, acquired in-place lease values, and tenant relationships, if any) based on their respective estimated fair values. The purchase price approximates the fair value of the properties as these acquisitions were transacted with third-party willing sellers. Acquisition-related costs are expensed as incurred.
During the quarter ended March 31, 2014, the Company acquired the following properties:

(Dollars in millions)
Date acquired	Type	Description	Location	Land	Building	Intangible assets	Mortgage loans
1/20/2014	Commercial (1)	Portfolio of 14 commercial, retail, and industrial properties	United Kingdom	$29.7	$47.5	$40.2	$—
2/20/2014	Hotel	193 room hotel	Western U.S.	1.3	8.3	—	—
2/28/2014	Multifamily	24 apartment units, 2 penthouse units, and 1,000 square feet of retail	Ireland	0.6	15.1	0.4	9.6
3/28/2014	Commercial (2)	26 commercial properties throughout England and Scotland	United Kingdom	54.0	132.0	54.0	—
3/31/2014	Multifamily(3)	281 completed apartments and a partially completed residential block, 725k square feet of commercial space, and 7.4 acres of commercial development land	Ireland	32.7	80.9	1.2	78.9
				$118.3	$283.8	$95.8	$88.5
(1) On February 28, 2014, the Company contributed its 50% interest in this portfolio to KWE as part of the Company's investment in KWE's initial public offering.
(2) This portfolio of properties was acquired by KWE.
(3) Company entered into a purchase agreement with KWE subsequent to March 31, 2014. See Note 17.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Consolidation of previously unconsolidated investments
On March 31, 2014, the Company and one of its equity partners amended existing operating agreements governing six separate joint ventures that hold real estate-related investments located in the U.K. and Ireland.  The Company has an approximate 50% ownership interest in these investments.  These joint ventures were previously accounted for by the Company on an equity method basis.  The amendments to the operating agreements provided control to the Company of these investments. As a result of gaining control, the Company was required to consolidate the assets and liabilities of these properties at fair value in accordance with FASB Accounting Standards Codification 805 - Business Combinations.  As the fair value of our interests in these properties were in excess of their carrying value of their ownership interest, we recorded acquisition-related gains in the accompanying consolidated statement of operations for the quarter ended March 31, 2014 as further detailed below.  See Note 6 - Fair Value Measurements for further detail of the methodology used to determine the fair value of the assets and liabilities acquired in these transactions.
The following table summarizes the assets and liabilities assumed as a result of gaining control of these properties and the acquisition related gains recognized:

(Dollars in millions)
Property	Type	Location	Cash	Real estate and acquired in-place lease values, net	Accounts receivable and other assets	Accounts payable, accrued expenses, and other liabilities	Mortgage loans	Noncontrolling interests	Acquisition related gain
Three multifamily properties	Multifamily	Ireland	$3.6	$248.5	$0.9	$5.4	$114.3	$66.6	$37.8
Two office properties	Commercial	Ireland	4.3	223.9	7.6	4.9	75.2	77.9	32.2
Two commercial properties and loans secured by real estate	Commercial & Loans	U.K.	9.6	195.0	5.6	8.1	100.8	62.0	10.5
			$17.5	$667.4	$14.1	$18.4	$290.3	$206.5	$80.5
In addition, during the quarter ended March 31, 2014, the Company foreclosed on a 133,000 square foot retail center and an adjacent 2.4 acre vacant lot in Van Nuys, CA. As a result of the foreclosure, the Company was required to consolidate the assets and liabilities of the retail center at fair value under ASC 805 - Business Combinations and recorded the vacant lot at fair market value. As the fair value of the assets was in excess of the basis in the previously held mortgage notes, the Company recognized a $3.7 million acquisition related gain.
Pro forma results of operations
The results of operations of the assets acquired have been included in our consolidated financial statements since the date of their acquisition. The Company’s unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would have occurred had this acquisition been consummated at the beginning of the periods presented.
The unaudited pro forma data presented below assumes that the acquisitions during the quarter ended March 31, 2014 occurred as of January 1, 2013.

	Unaudited
	Three Months Ended March 31,
(Dollars in millions, except for per share data)	2014	2013
Pro forma revenues	$72.7	$34.9
Pro forma (loss) income from unconsolidated investments	(0.7)	0.7
Pro forma net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	8.6	(4.3)
Pro forma net income (loss) per share:
Basic	$0.10	$(0.07)
Diluted	$0.10	$(0.07)

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 5—UNCONSOLIDATED INVESTMENTS

The Company has unconsolidated investments through real estate related joint ventures and loan pool participations. The following table details its investments in joint ventures and loan pool participations as of March 31, 2014 and December 31, 2013:

	March 31,	December 31,
(Dollars in millions)	2014	2013
Investments in joint ventures	$584.5	$751.4
Investments in loan pool participations	35.2	34.7
Total	$619.7	$786.1
Investments in Joint Ventures
Kennedy Wilson has a number of joint venture interests, generally ranging from 5% to 50%, that were formed to acquire, manage, develop, and/or sell real estate and invest in loan pools and discounted loan portfolios. Kennedy Wilson has significant influence over these entities, but not control, and accordingly, these investments are accounted for under the equity method.
Joint Venture Holdings
As of March 31, 2014 and December 31, 2013, the Company's investment in joint ventures totaled $584.5 million and $751.4 million, respectively.
The following table details our investments in joint ventures by investment type and geographic location as of March 31, 2014:

(Dollars in millions)	Multifamily	Commercial	Loan	Residential	Other	Total
Western U.S.	$136.9	$159.2	$50.7	$49.0	$9.7	$405.5
Japan	67.9	—	—	—	—	67.9
United Kingdom	—	51.0	—	—	—	51.0
Ireland	—	33.3	—	—	—	33.3
Spain	—	—	—	—	26.8	26.8
Total	$204.8	$243.5	$50.7	$49.0	$36.5	$584.5
The following table details our investments in joint ventures by investment type and geographic location as of December 31, 2013:

(Dollars in millions)	Multifamily	Commercial	Loan	Residential	Other	Total
Western U.S.	$133.3	$160.3	$50.3	$48.7	$8.0	$400.6
Japan	68.8	—	—	—	—	68.8
United Kingdom	—	104.5	6.3	—	—	110.8
Ireland	48.2	96.1	—	—	—	144.3
Spain	—	—	—	—	26.9	26.9
Total	$250.3	$360.9	$56.6	$48.7	$34.9	$751.4
KW Residential LLC
The Company's largest joint venture investment, KW Residential, LLC ("KWR"), had a balance of $67.9 million and $68.8 million as of March 31, 2014 and December 31, 2013, respectively. KWR is a joint venture investment in a portfolio of 50 apartment buildings comprised of approximately 2,400 units, located primarily in Tokyo and surrounding areas. Kennedy Wilson owns approximately 41% of KWR, not including any promoted interests.
During the three months ended March 31, 2014 and 2013, the Company recognized $1.0 million and $4.3 million, respectively, in losses from foreign currency translation adjustments, net of hedges from its investment in KWR.
During the three months ended March 31, 2014 and 2013, the Company received the following cash distributions from its investment in KWR for the settlement of hedges, refinancing of property level debt, and operating distributions:

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Settlement of hedges	$—	$10.8
Refinancing of property level debt	—	1.0
Operating distributions	0.4	1.7
Total	$0.4	$13.5
The cash received as a result of unwinding KWR's hedges will not be realized in the statement of operations until the underlying investment is substantially liquidated.
As of March 31, 2014 and December 31, 2013, the Company did not have any other joint venture investments which individually exceeded 10% of the investments in the joint venture balance.
Joint Venture Consolidation
On March 31, 2014, the Company and one of its equity partners amended existing operating agreements governing investments for six investments in Europe which were accounted for using the equity method. As a result of obtaining control, the joint venture investments were consolidated as of March 31, 2014. The investments are presented as an unconsolidated investment for prior periods. See Note 4.
Contributions to Joint Ventures
During the three months ended March 31, 2014, Kennedy Wilson made $71.1 million in contributions to new and existing joint venture investments.
See the table below for a breakdown of contributions to new joint venture investments for the three months ended March 31, 2014:

	Multifamily		Commercial
(Dollars in millions)	Amount	No. of Properties	Amount	No. of Properties	Total	No. of Properties
Western U.S.	$4.0	1	$—	—	$4.0	1
United Kingdom(1)	—	—	57.2	14	57.2	14
Total contributions - new joint venture investments	$4.0	1	$57.2	14	$61.2	15
(1)Kennedy Wilson's contribution in a joint venture investment that was subsequently contributed into KWE as part of its initial investment. See note 1.
In addition to the capital contributions above Kennedy Wilson contributed $9.9 million to existing joint ventures to fund our share of a development project and for working capital needs.
Distributions from Joint Ventures
During the three months ended March 31, 2014, Kennedy Wilson received $17.3 million in operating and investing distributions from its joint ventures. Investing distributions resulted from the refinancing of property level debt and asset sales. Operating distributions resulted from operating cash flow generated by the joint venture investments.
The following table details cash distributions by investment type and geographic location for the three months ended March 31, 2014:

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

	Multifamily		Commercial		Residential and Other		Total
(Dollars in millions)	Operating	Investing	Operating	Investing	Operating	Investing	Operating	Investing
Western U.S.	$2.3	$1.5	$1.5	—	0.8	$1.9	$4.6	$3.4
Japan	0.4	—	—	—	—	—	0.4	—
United Kingdom	—	—	2.3	4.4	—	—	2.3	4.4
Ireland	—	—	1.2	—	—	—	1.2	—
Spain	—	—	—	—	—	1.0	—	1.0
Total	$2.7	$1.5	$5.0	$4.4	$0.8	$2.9	$8.5	$8.8
Variable Interest Entities
Kennedy Wilson has determined that it has investments in five variable interest entities ("VIEs") as of March 31, 2014 and has concluded that Kennedy Wilson is not the primary beneficiary of any of the investments. As of March 31, 2014, the five VIEs had assets totaling $184.9 million with Kennedy Wilson’s exposure to loss as a result of its interests in these VIEs totaling $71.1 million related to its equity contributions.
The Company determines the appropriate accounting method with respect to all investments that are not VIEs based on the control-based framework (controlled entities are consolidated) provided by the consolidations guidance in ASC Topic 810. The Company's determination considers specific factors cited under ASC 810-20 "Control of Partnerships and Similar Entities" which presumes that control is held by the general partner (and managing member equivalents in limited liability companies). Limited partners' substantive participation rights may overcome this presumption of control. The Company accounts for joint ventures it is deemed not to control using the equity method of accounting while controlled entities are consolidated.
Capital Commitments
As of March 31, 2014, Kennedy Wilson has unfulfilled capital commitments totaling $12.5 million to four of its joint ventures. We may be called upon to contribute additional capital to joint ventures in satisfaction of Kennedy Wilson capital commitment obligations.
Guarantees
Kennedy Wilson has certain guarantees associated with loans secured by consolidated assets or assets held directly or in various joint ventures. As of March 31, 2014, the maximum potential amount of future payments (undiscounted) Kennedy Wilson could be required to make under the guarantees was approximately $62.6 million which is approximately 1% of investment level debt of the Company. The guarantees expire through 2021, and Kennedy Wilson’s performance under the guarantees would be required to the extent there is a shortfall upon liquidation between the principal amount of the loan and the net sale proceeds from the property. Based upon Kennedy Wilson’s evaluation of guarantees under ASC Subtopic 460-10 "Estimated Fair Value of Guarantees," the estimated fair value of guarantees made as of March 31, 2014 and December 31, 2013 is immaterial.
Investments in loan pool participation

As of March 31, 2014 and December 31, 2013, the Company's investment in loan pool participations totaled $35.2 million and $34.7 million, respectively.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

The following table represents the demographics of the Company's investment in the loan pools including the initial UPB and the UPB as of March 31, 2014.

(Dollars in millions)		Kennedy Wilson Ownership	Unpaid Principal Balance		Kennedy Wilson Initial Equity Invested	Investment Balance at March 31, 2014	Expected Accretion Over Total Estimated Collection Period
Acquisition Date	Location		Initial(1)	March 31, 2014(1)				Accreted to Date
February 2010(2)	Western U.S.	15.0%	$342.4	$—	$11.1	$0.6	$4.6	$4.6
December 2011	United Kingdom	12.5%	2,174.6	31.8	61.2	—	19.2	19.2
April 2012	Western U.S.	75.0%	43.4	2.8	30.9	2.3	4.3	3.9
August 2012	Ireland	10.0%	496.6	347.6	7.0	8.4	1.7	0.6
December 2012	United Kingdom	5.0%	646.7	150.1	19.3	4.4	4.0	2.2
April 2013	United Kingdom	10.0%	193.8	131.6	13.0	11.0	3.2	0.9
August 2013	United Kingdom	20.0%	142.1	142.1	7.5	8.5	4.4	0.8
Total			$4,039.6	$806.0	$150.0	$35.2	$41.4	$32.2

(1) Estimated foreign exchange rate is £0.60 = $1 USD and €0.73 = $1 USD.
(2) Equity invested represents guarantee claims against note holders in loan pool.

The following table presents the income from unconsolidated investments for loan pools and foreign currency gain and (loss) recognized by Kennedy Wilson during the three months ended March 31, 2014 and 2013 for the loan pools that were outstanding:

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Income from unconsolidated investments	$2.1	$2.5
Foreign currency translation gain (loss)	0.2	(3.9)
Total	$2.3	$(1.4)
NOTE 6—FAIR VALUE MEASUREMENTS
The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of March 31, 2014:

(Dollars in millions)	Level 1	Level 2	Level 3	Total
Marketable securities	$8.5	$—	$—	$8.5
Unconsolidated investments	—	—	82.0	82.0
Currency forward contract	—	(11.2)	—	(11.2)
Total	$8.5	$(11.2)	$82.0	$79.3
The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2013:

(Dollars in millions)	Level 1	Level 2	Level 3	Total
Marketable securities	$4.0	$—	$—	$4.0
Unconsolidated investments	—	—	81.1	81.1
Currency forward contract	—	(9.6)	—	(9.6)
Total	$4.0	$(9.6)	$81.1	$75.5

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

Investments in joint ventures
Kennedy Wilson records its investments in KW Property Fund III, L.P., Kennedy Wilson Real Estate Fund IV, L.P., and SG KW Venture I, LLC (the "Funds") based upon the net assets that would be allocated to its interests in the Funds assuming the Funds were to liquidate their investments at fair value as of the reporting date. Kennedy Wilson’s investment balance in the Funds was $34.5 million and $33.5 million at March 31, 2014 and December 31, 2013, respectively, which is included in unconsolidated investments in the accompanying consolidated balance sheets. As of March 31, 2014, Kennedy Wilson had unfunded capital commitments to the Funds in the amount of $5.4 million.
Kennedy Wilson elected to use the fair value option ("FV Option") for two unconsolidated investment entities to more accurately reflect the timing of the value created in the underlying investments and report those results in current operations. Kennedy Wilson's investment balance in the FV Option investments was $47.5 million and $47.6 million at March 31, 2014 and December 31, 2013, respectively, which are included in unconsolidated investments in the accompanying balance sheets.
The following table summarizes our investments in unconsolidated investments held at fair value by type:

(Dollars in millions)	March 31, 2014	December 31, 2013
Funds	$34.5	$33.5
FV Option	47.5	47.6
Total	$82.0	$81.1
The following table presents changes in Level 3 investments for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Beginning balance	$81.1	$68.4
Unrealized and realized gains	—	—
Unrealized and realized losses	—	—
Contributions	1.3	0.2
Distributions	(0.4)	(0.2)
Ending balance	$82.0	$68.4
The change in unrealized and realized gains and losses is included in income from unconsolidated investments in the accompanying statements of operations.
There was no material change in unrealized gains and losses on Level 3 investments during the three months ended March 31, 2014 and 2013 for investments still held as of March 31, 2014.
In estimating fair value of real estate held by the Funds and the two FV Option investments, Kennedy Wilson considers significant unobservable inputs such as capitalization and discount rates. The table below describes the range of unobservable inputs for real estate assets:

Estimated Rates Used for
	Capitalization Rates	Discount Rates
Office	6.00% - 7.50%	7.00% - 9.75%
Retail	6.00% - 10.00%	9.00% - 12.00%
Hotel	6.50%	8.00%
Multifamily	5.75% - 6.75%	7.50% - 9.00%
Loan	n/a	1.75% - 12.00%
Land and condominium units	n/a	8.00% - 12.00%

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

In valuing real estate, related assets and indebtedness, Kennedy Wilson considers significant inputs such as the term of the debt, value of collateral, market loan-to-value ratios, market interest rates and spreads, and credit quality of investment entities. The credit spreads used by Kennedy Wilson for these types of investments range from 1.75% to 12.00%.
The accuracy of estimating fair value for investments utilizing unobservable inputs cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets. As such, estimated fair value may not be realized in a current sale or immediate settlement of the asset or liability. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including cap rates, discount rates, liquidity risks, and estimates of future cash flows, could significantly affect the fair value measurement amounts.
Currency forward contracts
Kennedy Wilson has currency forward contracts to manage its exposure to currency fluctuations between its functional currency (U.S. dollars) and the functional currency (euros and GBP) of certain of its wholly-owned subsidiaries. To accomplish this objective, Kennedy Wilson hedged these exposures by entering into currency forward contracts to partially hedge Kennedy Wilson's exposure to its net investment in certain foreign operations caused by currency fluctuations. The currency forward contracts are valued based on the difference between the contract rate and the forward rate at maturity of the foreign currency applied to the notional value in that foreign currency discounted at a market rate for similar risks. Although Kennedy Wilson has determined that the majority of the inputs used to value its derivative fall within Level 2 of the fair value hierarchy, the counterparty risk adjustments associated with the derivative utilize Level 3 inputs. However, as of March 31, 2014, Kennedy Wilson assessed the significance of the impact of the counterparty valuation adjustments on the overall valuation of its derivative positions and determined that the counterparty valuation adjustments are not significant to the overall valuation of its derivative. As a result, Kennedy Wilson has determined that its derivative valuation in its entirety be classified in Level 2 of the fair value hierarchy.
Changes in fair value are recorded in other comprehensive income in the accompanying consolidated statements of comprehensive income (loss) as the portion of the currency forward contract used to hedge currency exposure of its certain wholly owned subsidiaries qualifies as a net investment hedge under ASC Topic 815. The fair value of the derivative instruments held as of March 31, 2014 are included in accrued expenses and other liabilities on the balance sheet. See note 12 for a complete discussion on other comprehensive income including currency forward contracts and foreign currency translations.
The table below details the currency forward contracts Kennedy Wilson had as of March 31, 2014:

(Dollars in millions)						Change in Unrealized Gains (Losses)
Currency	Notional Amount	Trade Date	Settlement Date	Exchange Rate	Fair Value	Three Months Ended March 31, 2014
Euro	€129.3	5/31/2012 - 3/18/2014	8/12/2014 - 12/19/2016	1.2400 - 1.3925	$(6.9)	$0.1
GBP	£95.5	8/23/2013 - 2/25/2014	8/28/2014 - 2/27/2019	1.5479 - 1.6371	(4.3)	(1.7)
Total					$(11.2)	$(1.6)
In order to manage currency fluctuations between the Company's functional currency (U.S. dollar) and the functional currency of KWR's functional currency (Japanese yen), the Company entered into forward foreign currency contracts to hedge a portion of its net investment in KWR. During the three months ended March 31, 2014, the Company recognized $0.8 million gross unrealized losses related to these hedges.
Fair value of financial instruments
The carrying amounts of cash and cash equivalents, accounts receivable including related party receivables, accounts payable, accrued expenses and other liabilities, accrued salaries and benefits, and deferred and accrued income taxes approximate fair value due to their short-term maturities. The carrying value of notes receivable (excluding related party notes receivable as they are presumed not to be an arm’s length transaction) approximates fair value as the terms are similar to loans with similar characteristics available in the market.
The Company accounts for its debt liabilities at face value plus net unamortized debt premiums and any fair value adjustments as part of business combinations. The fair value as of March 31, 2014 and December 31, 2013 for the senior notes payable, borrowings under lines of credit, investment debt and junior subordinated debentures were estimated to be approximately $1,662.8 million and $878.2 million, respectively, based on a comparison of the yield that would be required in a current transaction,

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

taking into consideration the risk of the underlying collateral and our credit risk to the current yield of a similar security, compared to their carrying value of $1,628.3 million and $850.8 million at March 31, 2014 and December 31, 2013, respectively.
NOTE 7—OTHER ASSETS
Other assets consist of the following:

(Dollars in millions)	March 31, 2014	December 31, 2013
Goodwill	23.9	23.9
Loan fees, net of accumulated amortization of $5.2 million and $4.5 million at March 31, 2014 and December 31, 2013, respectively	22.9	14.1
Above-market leases	19.4	—
Deposits and other, net of accumulated amortization of $1.5 million and $1.2 million at March 31, 2014 and December 31, 2013, respectively	11.8	13.0
Office furniture and equipment net of accumulated depreciation of $2.5 million and $2.2 million at March 31, 2014 and December 31, 2013, respectively	9.6	10.4
Prepaid expenses	9.0	7.6
Marketable securities	8.5	4.0
Other Assets	$105.1	$73.0

NOTE 8—INVESTMENT DEBT
Investment debt at March 31, 2014 and December 31, 2013 consist of the following:

(Dollars in millions)		Carrying Amount of Investment Debt as of (1)
Types of Property Pledged as Collateral	Region	March 31, 2014	December 31, 2013
Multifamily properties (1)	Western U.S.	$260.2	$261.0
Commercial buildings	Western U.S.	128.2	110.4
Residential	Western U.S	30.0	28.0
Commercial	Japan	2.4	2.4
Commercial (1)	Ireland	75.2	—
Multifamily (1)	Ireland	202.8	—
Notes Receivable (1)	Ireland	82.5	—
Commercial (1)	United Kingdom	94.9	—
Notes Receivable (1)	United Kingdom	6.0	—
Investment debt(2)		$882.2	$401.8

(1) The investment debt balances include the unamortized debt premiums. Debt premiums represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions and are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The unamortized loan premium as of March 31, 2014 and December 31, 2013 was $12.9 million and $5.3 million, respectively.
(2) The investment debt had a weighted average interest rate of 4.35% and 4.13% at March 31, 2014 and December 31, 2013.
During the three months ended March 31, 2014, seven mortgage loans secured by three apartment buildings and an office building in Ireland, and a retail center, office building, and loans in the United Kingdom were consolidated. See footnote 4 for further discussion. Additionally, during the three months ended March 31, 2014, the acquisition of a retail center in North Hollywood, CA, two apartment buildings in Ireland, and a note receivable in Ireland, were partially financed with mortgages. See note 4 for more detail on the acquisitions and the investment debt.
The aggregate maturities of investment debt subsequent to March 31, 2014 are as follows:

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in millions)
2014	$26.9
2015	118.7
2016	51.8
2017	146.7
2018	86.7
Thereafter	438.5
869.3
Debt premium	12.9
$882.2
NOTE 9—SENIOR NOTES

			March 31, 2014			December 31, 2013
(Dollars in millions)				Unamortized			Unamortized
	Interest Rate	Maturity Date	Face Value	Net Premium/(Discount)	Carrying Value	Face Value	Net Premium/(Discount)	Carrying Value
2042 Notes	7.75%	12/1/2042	$55.0	$—	$55.0	$55.0	$—	$55.0
2024 Notes	5.88%	4/1/2024	300.0	(2.8)	297.2	—	—	—
2019 Notes	8.75%	4/1/2019	350.0	3.9	353.9	350.0	4.0	354.0
Senior Notes			$705.0	$1.1	$706.1	$405.0	$4.0	$409.0

In March 2014, Kennedy Wilson completed a public offering of $300.0 million aggregate principal amount of 5.875% Senior Notes, due 2024. The 2024 notes were issued and sold at a public offering price of 99.068% of their principal amount by Kennedy-Wilson, Inc. (the “Issuer”), a wholly owned subsidiary of Kennedy Wilson.
The indentures governing the 2019 Notes, 2024 Notes, and 2042 Notes contain various restrictive covenants, including, among others, limitations on our ability and the ability of certain of our subsidiaries to incur or guarantee additional indebtedness, to make restricted payments, pay dividends or make any other distributions from restricted subsidiaries, redeem or repurchase capital stock, sell assets or subsidiary stock, engage in transactions with affiliates, create or permit liens on assets, enter into sale/leaseback transactions, and enter into consolidations or mergers. The indentures limit Kennedy-Wilson, Inc.'s ability and the ability of its restricted subsidiaries to incur additional indebtedness if, on the date of such incurrence and after giving effect to the new indebtedness, the maximum balance sheet leverage ratio (as defined in the indenture) is greater than 1.50 to 1.00. This ratio is measured at the time of incurrence of additional indebtedness. As of March 31, 2014, the balance sheet leverage ratio was 0.78 to 1.00. See Note 18 for the guarantor and non-guarantor financial statements.
NOTE 10—LINE OF CREDIT

In September 2013, Kennedy-Wilson, Inc. amended its existing unsecured revolving credit facility with U.S. Bank and East-West Bank and added Bank of Ireland which increased the total principal amount available to be borrowed by an additional $40.0 million, for an aggregate availability of $140.0 million. The loan bears interest at a rate equal to LIBOR plus 2.75% and the maturity date was extended to October 1, 2016. The revolving loan agreement that governs the unsecured credit facility requires Kennedy-Wilson, Inc. to maintain (i) a minimum rent, adjusted fixed charge coverage ratio (as defined in the revolving loan agreement) of not less than 1.50 to 1.00, measured on a four quarter rolling average basis and (ii) maximum balance sheet leverage (as defined in the revolving loan agreement) of not greater than 1.50 to 1.00, measured at the end of each calendar quarter; (iii) an effective tangible net worth (as defined in the revolving loan agreement) equal to or greater than $250.0 million, measured at the end of each calendar quarter; and (iv) unrestricted cash, cash equivalents and publicly traded marketable securities in the aggregate amount of at least $40.0 million.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

As of March 31, 2014, Kennedy-Wilson, Inc.'s adjusted fixed charge coverage ratio was 3.01 to 1.00, its balance sheet leverage ratio was 0.82 to 1.00, and its effective tangible net worth and its unrestricted cash, cash equivalents and publicly traded marketable securities were $905.7 million and $1.6 billion, respectively, and Kennedy-Wilson, Inc. was in compliance with these covenants. The revolving loan agreement also provides that any subsidiary guarantors under our 2019 Notes and 2042 Notes must provide guarantees of the loans drawn on our unsecured revolving credit facility.  See Note 9 for a discussion of our senior notes.

During the three months ended March 31, 2014, the Company drew and repaid $90.0 million on its unsecured credit facility to fund acquisitions. The maximum amount drawn on the unsecured credit facility at any one point during the three months ended March 31, 2014 was $90.0 million. As of March 31, 2014, the unsecured credit facility was undrawn and $140.0 million was still available.
NOTE 11—JUNIOR SUBORDINATED DEBENTURES
In 2007, Kennedy Wilson issued junior subordinated debentures in the amount of $40.0 million. The debentures were issued to a trust established by Kennedy Wilson, which contemporaneously issued $40.0 million of trust-preferred securities to Merrill Lynch International. The interest rate on the debentures is fixed for the first ten years at 9.06%, and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly, with the principal due in 2037. Kennedy Wilson may redeem the debentures, in whole or in part, on any interest payment date at par.
The junior subordinated debentures require Kennedy-Wilson, Inc. to maintain (i) a fixed charge coverage ratio (as defined in the indenture governing the junior subordinated debentures) of not less than 1.75 to 1.00, measured on a four-quarter rolling basis; (ii) a ratio of total debt to net worth (as defined in the indenture) of not greater than 3.00 to 1.00 at any time; (iii) a tangible net worth (as defined in the indenture) not less than the sum of (x) $15.0 million, plus (y) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our net worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (z) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date the debentures were issued; and (iv) a net worth (as defined in the indenture) not less than the sum of (x) $40.0 million, plus (y) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our net worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (z) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date the debentures were issued. As of March 31, 2014, Kennedy Wilson's fixed charge coverage ratio was 3.64 to 1.00, its ratio of total debt to net worth was 1.71 to 1.00 and its tangible net worth and net worth were $901.9 million and $952.5 million, respectively, and Kennedy Wilson was in compliance with these covenants.
NOTE 12—STOCKHOLDERS' EQUITY
Common Stock
In January 2014, Kennedy Wilson completed an offering of 9.2 million shares of its common stock, which raised $190.8 million of net proceeds.
Dividend Distributions
During the following periods, Kennedy Wilson declared and paid the following cash distributions on its common and preferred stock:

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
(Dollars in millions)	Declared	Paid	Declared	Paid
Preferred Stock
Series A (1)	$1.5	$1.5	$1.5	$1.5
Series B (2)	0.5	0.5	0.5	0.5
Total Preferred Stock	2.0	2.0	2.0	2.0
Common Stock (3)	8.2	5.8	5.1	5.1
Total (4)	$10.2	$7.8	$7.1	$7.1
(1) 6.00% Series A, 100,000 shares issued and outstanding as of March 31, 2014 and 2013, respectively, mandatorily convertible on May 19, 2015.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

(2) 6.45% Series B, 32,550 shares issued and outstanding as of March 31, 2014 and 2013, respectively, mandatorily convertible on November 3, 2018.
(3) $0.0001 par value per share, 125,000,000 shares authorized as of March 31, 2014 and 2013, respectively.
(4) Common stock dividends are declared at the end of each quarter and paid in the following quarter. The amount declared and not paid is accrued on the consolidated balance sheet.
Stock-based Compensation
During the three months ended March 31, 2014 and 2013, Kennedy Wilson recognized $1.7 million and $1.8 million, respectively, of compensation expense related to the vesting of previously issued restricted stock grants.
Accumulated Other Comprehensive Income
The following table summarizes the changes in each component of accumulated other comprehensive income (loss), net of 40% estimated tax:

	Foreign Currency Translation	Forward Contract Foreign Currency	Total Accumulated Other Comprehensive Income
(Dollars in millions)
Balance at December 31, 2013	$4.3	$4.9	$9.2
Unrealized losses, arising during the period	(1.2)	(2.4)	(3.6)
Amounts reclassified out of AOCI during the period	1.2	—	1.2
Taxes on unrealized losses, arising during the period	—	0.9	0.9
Balance at March 31, 2014	$4.3	$3.4	$7.7
The local currencies for our interests in foreign operations include the euro, the British pound sterling, and the Japanese yen. The related amounts on our balance sheets are translated into U.S. dollars at the exchange rates at the respective financial statement date, while amounts on our statements of operations are translated at the average exchange rates during the respective period. The increase in the unrealized losses on foreign currency translation is a result of the weakening of the U.S. dollar against the euro, the British pound and the Japanese yen during the quarter ended March 31, 2014.
In order to manage currency fluctuations, the Company entered into forward foreign currency contracts to hedge a portion of its Japanese yen-based investments. During the three months ended March 31, 2014, the Company recognized a gross unrealized loss of $0.8 million related to these hedges. Kennedy Wilson also has a currency forward contract to manage its exposure to currency fluctuations between its functional currency (U.S. dollars) and the functional currency (euros and GBP) of certain of its wholly-owned subsidiaries (see note 7 for more detail). During the three months ended March 31, 2014, the Company recognized a gross unrealized gain of $0.1 million related to its hedges on the euro and a gross unrealized loss of $1.7 million related to its hedges on the Great Britain pound.
Noncontrolling Interests
Noncontrolling interests consist of the ownership interests of noncontrolling shareholders in consolidated subsidiaries, and are presented separately on the balance sheet. As of March 31, 2014 and December 31, 2013 the Company has noncontrolling interest of $1.7 billion and $50.6 million, respectively.
The Company currently owns approximately 12.2% of KWE’s total issued share capital as of March 31, 2014.  Due to the terms provided in the investment management agreement between KWE and a wholly-owned subsidiary of the Company, the Company consolidates KWE’s results in its consolidated financial statements.  See Note 1 for additional details.  During the quarter ended March 31, 2014, the Company recorded a $1.4 billion increase to non-controlling interest, net of issuance costs, relating to the equity of the noncontrolling shareholders of KWE.  The Company’s share of the issuance costs was $6.5 million.
As further discussed in Note 4, the Company was required to consolidate the assets and liabilities of six operating properties and recorded an increase of $167.9 million to noncontrolling interest relating to the equity of the noncontrolling shareholders of these properties. See note 4.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 13—EARNINGS PER SHARE

Under FASB ASC 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared (“distributed earnings”) and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. Participating securities, which include unvested restricted stock, are included in the computation of earnings per share pursuant to the two-class method. The undistributed earnings are allocated to all outstanding common shares and participating securities based on the relative percentage of each security to the total number of outstanding securities. Basic earnings per common share and participating securities represent the summation of the distributed and undistributed earnings per common share and participating security divided by the total weighted average number of common shares outstanding and the total weighted average number of participating securities outstanding during the respective periods. Kennedy Wilson only presents the earnings per share attributable to the common shareholders.

Net losses, after deducting the dividends to participating securities, are allocated in full to the common shares since the participating security holders do not have an obligation to share in the losses, based on the contractual rights and obligations of the participating securities. Because we incurred losses for the three months ended March 31, 2013, all potentially dilutive instruments are anti-dilutive and have been excluded from our computation of weighted average dilutive shares outstanding for that period. Kennedy Wilson declared quarterly dividends to common stockholders in the three months ended March 31, 2014 and 2013 of $0.09 and $0.07 per common share, respectively. The following is a summary of the elements used in calculating basic and diluted income (loss) per share for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
(Dollars in millions, except share and per share amounts)	2014	2013
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$10.5	$(3.6)
Allocation to participating securities:
Net income allocated to participating securities	—	—
Dividends declared on participating securities	(0.2)	(0.3)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders, net of allocation to participating securities	10.3	(3.9)
Dividends declared on common shares	(8.0)	(4.8)
Undistributed earnings attributable to Kennedy-Wilson Holdings, Inc. common shareholders, net of allocation to participating securities	$2.3	$(8.7)

Distributed earnings per share	$0.09	$0.07
Undistributed earnings per share	0.03	(0.13)
Income (loss) per basic	0.12	(0.06)

Income (loss) per diluted	$0.12	$(0.06)

Weighted average shares outstanding for basic	88,142,576	61,853,258
Weighted average shares outstanding for diluted(1)	89,422,885	61,853,258
Dividends declared per common share	$0.09	$0.07
(1) For the three and three months ended March 31, 2014 and 2013, a total of 11,100,074 and 20,042,192 potentially dilutive securities have not been included in the diluted weighted average shares as they are anti-dilutive. Potentially anti-dilutive securities include preferred stock, warrants, and unvested restricted stock grants.
NOTE 14—SEGMENT INFORMATION
Kennedy Wilson's business is defined by two core segments: KW Investments and KW Services. KW Investments invests in multifamily, residential and commercial properties as well as loans secured by real estate. KW Services provides a full array of real estate-related services to investors and lenders, with a strong focus on financial institution-based clients. Kennedy Wilson’s

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

segment disclosure with respect to the determination of segment profit or loss and segment assets is based on these services and investments.
There have been no changes in the basis of segmentation or in the basis of measurement of segment profit or loss since the December 31, 2013 financial statements.
KW INVESTMENTS—Kennedy Wilson invests its capital in real estate assets and loans secured by real estate either on its own or with strategic partners through joint ventures, separate accounts, and commingled funds. We are typically the general partner in these joint ventures with a promoted interest in the profits of our investments beyond our ownership percentage. The Company has an average ownership interest across all investments of approximately 34%. Our equity partners include financial institutions, foundations, endowments, high net worth individuals and other institutional investors.
KW SERVICES—KW Services offers a comprehensive line of real estate services for the full lifecycle of real estate ownership to clients that include financial institutions, institutional investors, insurance companies, developers, builders and government agencies. KW Services has four main lines of business: investment management, property services, research and auction and conventional sales. These four business lines generate revenue for us through fees and commissions. Related party fee revenue primarily consists of fees earned on investments in which Kennedy Wilson also has an ownership interest.
We manage over 68 million square feet of properties for institutional clients and individual investors in the United States, Europe, and Japan, which includes assets we have ownership in and third party assets. With 24 offices throughout the United States, the United Kingdom, Ireland, Spain and Japan, we have the capabilities and resources to provide property services to real estate owners as well as the experience, as a real estate investor, to understand client concerns. The managers of KW Services have an extensive track record in their respective lines of business and the real estate community as a whole. Their knowledge and relationships is an excellent driver of business through the services business as well as on the investment front.
Additionally, KW Services plays a critical role in supporting the company's investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of asset management or repositioning strategies.
The following tables summarize Kennedy Wilson’s income activity by segment and corporate for the three months ended March 31, 2014 and 2013 and balance sheet data as of March 31, 2014 and December 31, 2013:

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Investments
Rental and hotel	$25.3	$6.4
Sale of real estate	11.3	2.4
Loan and other	1.7	0.4
Total revenue	38.3	9.2
Operating expenses	(36.1)	(12.3)
Depreciation and amortization	(7.3)	(3.1)
Income from unconsolidated investments	1.8	2.2
Operating loss	(3.3)	(4.0)
Acquisition-related gains	84.2	9.5
Acquisition-related expenses	(4.0)	—
Interest expense - investment	(5.3)	(1.7)
Other	0.8	0.2
Net income	72.4	4.0
Net (income) loss attributable to the noncontrolling interests	(37.4)	1.0
Net income attributable to Kennedy-Wilson Holdings, Inc common shareholders	$35.0	$5.0

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Services
Investment management, property services, and research fees (includes $7.3 and $8.3 of related party)	$13.2	$13.6
Total revenue	13.2	13.6
Operating expenses	(11.2)	(8.5)
Income from unconsolidated investments	1.0	—
Operating income	3.0	5.1
Net income attributable to Kennedy-Wilson Holdings, Inc common shareholders	$3.0	$5.1

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Corporate
Operating expenses	$(6.2)	$(3.7)
Operating loss	(6.2)	(3.7)
Interest expense-corporate	(10.5)	(9.7)
Loss before (provision for) benefit from income taxes	(16.7)	(13.4)
(Provision for) benefit from income taxes	(8.8)	1.7
Net loss	(25.5)	(11.7)
Preferred dividends and accretion of preferred stock issuance costs	(2.0)	(2.0)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(27.5)	$(13.7)

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Consolidated
Investment management, property services, and research fees (includes $7.3 and $8.3 of related party)	$13.2	$13.6
Rental and hotel	25.3	6.4
Sale of real estate	11.3	2.4
Loans and other	1.7	0.4
Total revenue	51.5	22.8
Operating expenses	(53.5)	(24.5)
Depreciation and amortization	(7.3)	(3.1)
Total operating expenses	(60.8)	(27.6)
Income from unconsolidated investments	2.8	2.2
Operating loss	(6.5)	(2.6)
Acquisition-related gain	84.2	9.5
Acquisition-related expenses	(4.0)	—
Interest expense - investment	(5.3)	(1.7)
Interest expense - corporate	(10.5)	(9.7)
Other	0.8	0.2
Income (loss) before benefit from income taxes	58.7	(4.3)
(Provision for) benefit from income taxes	(8.8)	1.7
Net income (loss)	49.9	(2.6)
Net (income) loss attributable to the noncontrolling interests	(37.4)	1.0
Preferred dividends and accretion of preferred stock issuance costs	(2.0)	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$10.5	$(3.6)

(Dollars in millions)	March 31, 2014	December 31, 2013
Total Assets
Investments	$4,048.9	$1,607.5
Services	60.2	49.3
Corporate	298.1	142.0
Total assets	$4,407.2	$1,798.8
NOTE 15—INCOME TAXES
In determining quarterly provisions for income taxes, Kennedy Wilson uses an effective tax rate based on actual year-to-date income and statutory tax rates. The effective tax rate also reflects Kennedy Wilson's assessment of its potential exposure for uncertain tax positions.
The fluctuations between periods in the Company's effective tax rate are mainly due to varying levels of income and amounts attributable to foreign sourced income and noncontrolling interests. Permanent differences that impact the Company's effective rate as compared to the U.S. federal statutory rate of 34% were not materially different in amount for all periods. The difference between the U.S. federal rate of 34% and the Company's effective rate is attributable to the taxation of foreign sourced income being taxed at rates lower than the U.S. domestic rate and income attributable to noncontrolling interests. The Company's subsidiaries in Ireland and the United Kingdom are subject to corporate tax rates of 12.5% and 21.0%, respectively.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 16—GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS
The following consolidating financial information and condensed consolidating financial information include:

(1) Condensed consolidating balance sheets as of March 31, 2014 and December 31, 2013; consolidating statements of operations for the three months ended March 31, 2014 and 2013; consolidating statements of comprehensive income for the three months ended March 31, 2014 and 2013; and condensed consolidating statements of cash flows for the three months ended March 31, 2014 and 2013, of (a) Kennedy-Wilson Holdings, Inc., as the parent, (b) Kennedy-Wilson, Inc., as the subsidiary issuer, (c) the guarantor subsidiaries, (d) the non-guarantor subsidiaries and (e) Kennedy-Wilson Holdings, Inc. on a consolidated basis; and
(2) Elimination entries necessary to consolidate Kennedy-Wilson Holdings, Inc., as the parent, with Kennedy-Wilson, Inc. and its guarantor and non-guarantor subsidiaries.
Kennedy Wilson owns 100% of all of the guarantor subsidiaries, and, as a result, in accordance with Rule 3-10(d) of Regulation S-X promulgated by the SEC, no separate financial statements are required for these subsidiaries as of and for the three months ended March 31, 2014 or 2013.

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET AS OF MARCH 31, 2014

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash held by consolidated investments	$—	$—	$—	$1,298.7	$—	$1,298.7
Cash and cash equivalents	—	248.3	21.6	4.5	—	274.4
Accounts receivable	—	—	18.6	9.6	—	28.2
Loans	—	57.1	182.0	19.8	(56.7)	202.2
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	—	—	198.6	1,680.3	—	1,878.9
Unconsolidated investments	—	9.6	425.7	184.4	—	619.7
Other assets	—	22.7	38.9	43.5	—	105.1
Investments in and advances to consolidated subsidiaries	959.7	1,405.1	727.3	(1.9)	(3,090.2)	—
Total assets	$959.7	$1,742.8	$1,612.7	$3,238.9	$(3,146.9)	$4,407.2

Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	$9.0	$37.0	$29.7	$79.0	$—	$154.7
Senior notes payable	—	706.1	—	56.7	(56.7)	706.1
Investment debt	—	—	175.0	707.2	—	882.2
Junior subordinated debentures	—	40.0	—	—	—	40.0
Total liabilities	9.0	783.1	204.7	842.9	(56.7)	1,783.0

Equity
Kennedy-Wilson Holdings, Inc. shareholders' equity	950.7	959.7	1,405.1	727.3	(3,090.2)	952.6
Noncontrolling interests	—	—	2.9	1,668.7	—	1,671.6
Total equity	950.7	959.7	1,408.0	2,396.0	(3,090.2)	2,624.2
Total liabilities and equity	$959.7	$1,742.8	$1,612.7	$3,238.9	$(3,146.9)	$4,407.2

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2013

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Assets
Cash and cash equivalents	$—	$48.2	$77.2	$44.8	$—	$170.2
Cash held by consolidated investments	—	—	—	8.0	—	8.0
Accounts receivable	—	1.1	7.0	8.5	—	16.6
Intercompany receivables	—	9.0	—	—	(9.0)	—
Loans receivable	—	59.7	53.7	0.8	(57.4)	56.8
Real estate and acquired in place lease values, net of accumulated depreciation	—	—	145.3	542.8	—	688.1
Unconsolidated investments	—	7.5	598.0	180.6	—	786.1
Investments in and advances to consolidated subsidiaries	775.1	1,141.9	326.6	—	(2,243.6)	—
Other assets	—	20.9	31.4	20.7	—	73.0
Total assets	$775.1	$1,288.3	$1,239.2	$806.2	$(2,310.0)	$1,798.8

Liabilities
Accounts payable, accrued expense and other liabilities	$6.8	$64.2	$22.9	$35.2	$—	129.1
Intercompany payables	—	—	—	9.0	(9.0)	—
Senior notes payable	—	409.0	—	—	—	409.0
Intercompany loans payable	—	—	—	57.4	(57.4)	—
Investment debt	—	—	74.4	327.4	—	401.8
Junior subordinated debentures	—	40.0	—	—	—	40.0
Total liabilities	6.8	513.2	97.3	429.0	(66.4)	979.9

Equity
Kennedy-Wilson Holdings, Inc. shareholders' equity	768.3	775.1	1,141.9	326.6	(2,243.6)	768.3
Noncontrolling interests	—	—	—	50.6	—	50.6
Total equity	768.3	775.1	1,141.9	377.2	(2,243.6)	818.9
Total liabilities and equity	$775.1	$1,288.3	$1,239.2	$806.2	$(2,310.0)	$1,798.8

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2014

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Investment management, property services and research fees	$—	$0.1	$13.1	$—	$—	$13.2
Rental and hotel	—	—	3.4	21.9	—	25.3
Sale of real estate	—	—	0.7	10.6	—	11.3
Loans and other	—	0.1	0.5	1.1	—	1.7
Total revenue	—	0.2	17.7	33.6	—	51.5
Operating expenses
Commission and marketing	—	—	0.8	0.2	—	1.0
Rental and hotel operating	—	—	1.5	12.6	—	14.1
Cost of real estate sold	—	—	0.7	9.0	—	9.7
Compensation and related	1.7	9.9	7.5	1.4	—	20.5
General and administrative	—	2.9	4.2	1.1	—	8.2
Depreciation and amortization	—	0.3	2.2	4.8	—	7.3
Total operating expenses	1.7	13.1	16.9	29.1	—	60.8
Income from unconsolidated subsidiaries	—	—	1.7	1.1	—	2.8
Income from consolidated subsidiaries	51.6	81.9	77.0	—	(210.5)	—
Operating income (loss)	49.9	69.0	79.5	5.6	(210.5)	(6.5)
Non-operating income (expense)
Acquisition-related gains	—	—	3.7	80.5	—	84.2
Acquisition-related expenses	—	—	(0.5)	(3.5)	—	(4.0)
Interest expense-investment	—	—	—	(5.3)	—	(5.3)
Interest expense-corporate	—	(10.5)	—	—	—	(10.5)
Other income / (expense)	—	2.0	(1.2)	—	—	0.8
Income (loss) before benefit from income taxes	49.9	60.5	81.5	77.3	(210.5)	58.7
(Provision for) benefit from income taxes	—	(8.8)	—	—	—	(8.8)
Net income (loss)	49.9	51.7	81.5	77.3	(210.5)	49.9
Net (income) loss attributable to the noncontrolling interests	—	—	—	(37.4)	—	(37.4)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc.	49.9	51.7	81.5	39.9	(210.5)	12.5
Preferred dividends and accretion of preferred stock issuance costs	(2.0)	—	—	—	—	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$47.9	$51.7	$81.5	$39.9	$(210.5)	$10.5

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2013

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Revenue
Investment management, property services, and research fees	$—	$—	$7.0	$6.6	$—	$13.6
Rental and hotel	—	—	1.7	4.7	—	6.4
Sale of real estate	—	—	2.4	—	—	2.4
Loans and other	—	—	0.4	—	—	0.4
Total revenue	—	—	11.5	11.3	—	22.8
Operating expenses
Commission and marketing	—	0.1	0.4	—	—	0.5
Rental and hotel operating	—	—	0.9	2.2	—	3.1
Cost of real estate sold	—	—	1.9	—	—	1.9
Compensation and related	1.8	4.9	3.6	3.3	—	13.6
General and administrative	—	2.2	1.3	1.9	—	5.4
Depreciation and amortization	—	0.1	1.2	1.8	—	3.1
Total operating expenses	1.8	7.3	9.3	9.2	—	27.6
Income from unconsolidated investments, net of depreciation and amortization	—	—	3.5	(1.3)	—	2.2
Income from consolidated subsidiaries	(0.8)	14.4	8.8	—	(22.4)	—
Operating income (expense)	(2.6)	7.1	14.5	0.8	(22.4)	(2.6)
Non-operating income (expense)
Acquisition-related gains	—	—	—	9.5	—	9.5
Interest expense-investment	—	—	(0.1)	(1.6)	—	(1.7)
Interest expense-corporate	—	(9.7)	—	—	—	(9.7)
Other income	—	—	0.2	—	—	0.2
(Loss) income before benefit from income taxes	(2.6)	(2.6)	14.6	8.7	(22.4)	(4.3)
Benefit from (provision for) income taxes	—	1.7	—	—	—	1.7
Net (loss) income	(2.6)	(0.9)	14.6	8.7	(22.4)	(2.6)
Net income attributable to the noncontrolling interests	—	—	—	1.0	—	1.0
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(2.6)	(0.9)	14.6	9.7	(22.4)	(1.6)
Preferred dividends and accretion of preferred stock issuance costs	(2.0)	—	—	—	—	(2.0)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(4.6)	$(0.9)	$14.6	$9.7	$(22.4)	$(3.6)

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2014

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Net (loss) income	$49.9	$51.7	$81.5	$77.3	$(210.5)	$49.9

Other comprehensive income (loss), net of tax:
Unrealized foreign currency translation (loss) gain	(1.2)	(1.2)	(5.1)	(0.9)	7.2	(1.2)
Amounts reclassified out of AOCI during the period	1.2	1.2	—	1.2	(2.4)	1.2
Unrealized forward contract foreign currency (loss) gain	(1.5)	(1.5)	2.4	—	(0.9)	(1.5)
Total other comprehensive (loss) income for the period	$(1.5)	$(1.5)	$(2.7)	$0.3	$3.9	$(1.5)

Comprehensive income	$48.4	$50.2	$78.8	$77.6	$(206.6)	$48.4
Comprehensive (income) loss attributable to noncontrolling interests	—	—	—	(37.4)	—	(37.4)
Comprehensive income attributable to Kennedy-Wilson Holdings, Inc.	$48.4	$50.2	$78.8	$40.2	$(206.6)	$11.0

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2013

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Elimination	Consolidated Total
Net (loss) income	$(2.6)	$(0.9)	$14.6	$8.7	$(22.4)	$(2.6)

Other comprehensive income (loss), net of tax:
Unrealized foreign currency translation gains	(14.4)	(14.4)	(12.9)	(2.0)	29.3	(14.4)
Unrealized forward contract foreign currency loss	3.6	3.6	3.2	—	(6.8)	3.6
Total other comprehensive income for the period	$(10.8)	$(10.8)	$(9.7)	$(2.0)	$22.5	$(10.8)

Comprehensive (loss) income	$(13.4)	$(11.7)	$4.9	$6.7	$0.1	$(13.4)
Comprehensive income attributable to noncontrolling interests	—	—	—	1.0	—	1.0
Comprehensive (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(13.4)	$(11.7)	$4.9	$7.7	$0.1	$(12.4)

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2014

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Consolidated Total
Net cash provided by (used in) operating activities	$(0.3)	$(51.2)	$(5.8)	$20.4	$(36.9)
Cash flows from investing activities:
Additions to loans	—	—	(5.7)	(152.9)	(158.6)
Collections of loans	—	0.1	0.1	—	0.2
Net proceeds from sale of real estate	—	—	—	10.0	10.0
Purchases of and additions to real estate	—	—	(13.4)	(354.3)	(367.7)
Distributions from unconsolidated investments	—	—	5.6	5.4	11.0
Contributions to unconsolidated investments	—	(2.0)	(6.8)	(58.3)	(67.1)
Investment in marketable securities	—	—	(4.5)	—	(4.5)
(Investments in) distributions from consolidated subsidiaries, net	(180.2)	(37.8)	(42.9)	260.9	—
Net cash (used in) provided by investing activities	(180.2)	(39.7)	(67.6)	(289.2)	(576.7)
Cash flows from financing activities:
Borrowings under line of credit	—	90.0	—	—	90.0
Repayment of line of credit	—	(90.0)	—	—	(90.0)
Borrowings under mortgage loans payable	—	—	18.0	177.8	195.8
Borrowings under senior notes payable	—	297.2	—	—	297.2
Debt issue costs	—	(6.2)	(0.2)	(3.2)	(9.6)
Repayment of mortgage loans payable	—	—	—	(5.5)	(5.5)
Issuance of common stock	190.8	—	—	—	190.8
Dividends paid	(7.8)	—	—	—	(7.8)
Repurchase of common stock	(2.5)	—	—	—	(2.5)
Proceeds from issuance of KWE shares	—	—	—	1,350.7	1,350.7
Contributions from noncontrolling interests	—	—	—	2.9	2.9
Distributions to noncontrolling interests	—	—	—	(2.8)	(2.8)
Net cash provided by (used in) financing activities	180.5	291.0	17.8	1,519.9	2,009.2
Effect of currency exchange rate changes on cash and cash equivalents	—	—	—	(0.7)	(0.7)
Net change in cash and cash equivalents	—	200.1	(55.6)	1,250.4	1,394.9
Cash and cash equivalents, beginning of year	—	48.2	77.2	52.8	178.2
Cash and cash equivalents, end of period	$—	$248.3	$21.6	$1,303.2	$1,573.1

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2013

(Dollars in millions)	Parent	Kennedy-Wilson, Inc.	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Consolidated Total
Net cash (used in) provided by operating activities	$0.1	$(39.7)	$8.3	$3.7	$(27.6)
Cash flows from investing activities:
Additions to loans	—	—	(8.2)	—	(8.2)
Proceeds from sale of interest in a entity	—	—	26.7	—	26.7
Net proceeds from sale of real estate	—	—	3.4	—	3.4
Purchases of and additions to real estate	—	—	(0.8)	(14.8)	(15.6)
Distributions from unconsolidated investments	—	—	28.8	—	28.8
Contributions to unconsolidated investments	—	(2.3)	(29.2)	(20.6)	(52.1)
(Investment in) distributions from consolidated subsidiaries, net	0.3	13.7	(43.9)	29.9	—
Net cash (used in) provided by investing activities	0.3	11.4	(23.2)	(5.5)	(17.0)
Cash flows from financing activities:
Borrowings under line of credit	—	35.0	—	—	35.0
Repayment of lines of credit	—	(35.0)	—	—	(35.0)
Debt issue costs	—	(0.4)	—	—	(0.4)
Repayment of investment debt	—	—	—	(0.1)	(0.1)
Issuance of common stock	133.8	—	—	—	133.8
Dividends paid	(7.1)	—	—	—	(7.1)
Intercompany receivables, net	—	(2.7)	—	2.7	—
Net cash provided by (used in) financing activities	126.7	(3.1)	—	2.6	126.2
Effect of currency exchange rate changes on cash and cash equivalents	—	(2.4)	(0.5)	(1.2)	(4.1)
Net change in cash and cash equivalents	127.1	(33.8)	(15.4)	(0.4)	77.5
Cash and cash equivalents, beginning of period	—	64.5	38.5	17.9	120.9
Cash and cash equivalents, end of period	$127.1	$30.7	$23.1	$17.5	$198.4

Kennedy-Wilson Holdings, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 17—SUBSEQUENT EVENTS
On May 9, 2014, one of our wholly-owned subsidiaries and certain of our equity partners entered into a purchase agreement with KWE to sell to KWE a portfolio of 7 office and 6 retail properties located across Dublin, Ireland, with one in Cork, Ireland (the “Opera Portfolio”) for a total purchase price of approximately €391.4 million (approximately $541.7 million), consisting of approximately €194.9 million (approximately $269.7 million) of cash and approximately €196.5 million (approximately $272.0 million) of assumed non-recourse debt secured by the Opera Portfolio. The Company currently owns approximately twenty-five percent of the equity interests in the Opera Portfolio.
In addition, on May 9, 2014, one of our wholly-owned subsidiaries entered into a purchase agreement with KWE to sell to KWE, its interests in a portfolio of properties located in Dublin, Ireland, comprising of 272 residential units, approximately 31,000 square feet of total commercial space and a partially completed residential development with permits for 166 residential units and 14,800 square feet of total commercial space (“Central Park Portfolio”) for a total purchase price of approximately €88.1 million (approximately $121.9 million), consisting of approximately €30.7 million of cash (approximately $42.5 million) and approximately €57.4 million (approximately $79.4 million) of assumed non-recourse debt secured by the Central Park Portfolio.  In addition to being conditioned on obtaining approval from KWE’s independent shareholders, the closing of the sale of the Central Park Portfolio is subject to customary closing conditions, including lender consent. Subject to the discussion above, the Company anticipates closing these transaction in the second quarter of 2014.
In the event that these two transactions are consummated, we will receive a total of approximately €94.4 million in cash (approximately $130.7 million), which includes a promote fee of €15.0 million (approximately $20.8 million) for the Opera Portfolio transaction paid to us by our current equity partners.
The Company evaluated subsequent events through the date these financial statements were issued.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations contains forward-looking statements within the meaning of the federal securities laws. See the discussion under the heading “Forward-looking Statements” elsewhere in this report. Unless specifically noted otherwise, as used throughout this Management’s Discussion and Analysis section, “we,” “our,” "us," "the Company" or “Kennedy Wilson” refers to Kennedy-Wilson Holdings, Inc. and its subsidiaries.
Overview
Kennedy Wilson is a vertically integrated global real estate investment and services company with over $17.3 billion in assets under management.  Founded in 1977, we have owned and operated real estate related investments for over 35 years on behalf of our shareholders and our clients. We have approximately 400 employees in 24 offices throughout the United States, the United Kingdom, Ireland, Spain and Japan and manage and work with over 2,000 operating associates. We focus on adding value for our shareholders through opportunistic investing and strategic asset management. Also, our services business creates additional value through fee generation.
The following is our business model:

•	Identify countries and markets with an attractive investment landscape

•	Establish operating platforms and service businesses in our target markets

•	Develop local intelligence and create long-lasting relationships; primarily with financial institutions

•	Leverage relationships and local knowledge to drive proprietary investment opportunities with a focus on off-market transactions

•	Acquire high quality assets, either on our own or with strategic partners, utilizing cash from our balance sheet and typically financing them on a long-term basis

•	Reposition assets and enhance cash flows post-acquisition

•	Continuously evaluate and selectively harvest asset and entity value through strategic realizations utilizing both the public and private markets

•
Utilize our services businesses to meet client needs, strengthen relationships with financial institutions, and position the Company as a valuable resource and partner to these institutions for any future real estate opportunities

Our strategy has resulted in a strong track record of creating both asset and entity value for the benefit of our shareholders and partners over various real estate cycles.
On February 28, 2014, Kennedy Wilson Europe Real Estate Plc (“KWE,” LSE: KWE), a Jersey investment company, closed its initial public offering, raising approximately $1.7 billion in gross proceeds.  KWE, whose ordinary shares are listed on the London Stock Exchange’s main market, acquires real estate and real estate-related assets in Europe.  In connection with KWE’s initial public offering, the Company invested $145.2 million of cash and $58.3 million of assets.  As of March 31, 2014, the Company owns approximately 12.2% of KWE’s total issued share capital, making Kennedy Wilson the largest shareholder of KWE.  KWE is externally managed by one of our wholly-owned subsidiaries (“KWE Manager”) pursuant to an investment management agreement in which capacity Kennedy Wilson will be entitled to receive certain management and performance fees.  KWE Manager is paid an annual management fee (payable quarterly in arrears) equal to 1% of KWE’s adjusted net asset value once 75% of the proceeds from KWE’s initial public offering have been invested or committed for investment.  Before such amount of the proceeds have been invested, KWE Manager will receive 1% of the invested and committed portion of the cash proceeds.  The management fee payable to KWE Manager will be paid half in cash and half in shares of KWE.  A wholly-owned subsidiary of the Company is also entitled to receive an annual performance fee equal to 20% of the lesser of the excess of the shareholder return for the relevant year (change in KWE’s adjusted net asset value per ordinary share) over a 10% annual return hurdle, and the excess of year-end adjusted net asset value per ordinary share over a “high water mark”.  The performance fee is payable in shares of KWE and vest equally over a three-year period.
Due to the terms provided in the investment management agreement, pursuant to the guidance set forth in FASB Accounting Standards Codification Subtopic 810 - Consolidation (“Subtopic 810”), the Company is required to consolidate KWE’s results in its consolidated financial statements.  As of March 31, 2014, KWE owned two portfolios of real estate assets: (i) a portfolio of 14 real estate assets comprised of commercial, retail and industrial properties located across the United Kingdom; and (ii) a high quality mixed use portfolio of 26 properties located in England and Scotland.  Pursuant to the investment management agreement, subject to certain exceptions, KWE will be provided priority access to all real estate or real estate loan opportunities sourced by the Company in Europe that are within the parameters of KWE’s investment policy.
Our operations are defined by two core business segments, KW investments and KW services, which work closely together to identify attractive investment markets and opportunities across the world:

KW Investments - we invest in various types of real estate investments through our investments business, either on our own or with strategic partners, where we are typically the general partner, with a promoted interest in the profits of the business beyond our ownership percentage. The main types of real estate we invest in are listed below:
Commercial
We source, acquire, and finance various types of commercial real estate that includes office, retail, industrial, and mixed-use assets.
Multifamily
We focus primarily on apartments in supply-constrained, infill markets. We pursue multifamily acquisition opportunities where we can unlock value through a myriad of strategies, including institutional management, asset rehabilitation, repositioning and creative recapitalization.
Loan Originations / Discounted Loan Purchases
We originate and/or acquire loans secured by real estate. Our originations and acquisitions include individual notes on all real estate property types as well as portfolios of loans purchased from financial institutions, corporations and government agencies.
Residential, Hotel, and Other
In certain cases, we may pursue for sale housing acquisition opportunities, including land for entitlements, finished lots, urban infill condominium sites and partially finished and finished condominium projects. This group also includes our investment in hotels and our investments in marketable securities.
The following table describes our investment account (Kennedy Wilson's equity in real estate and loans secured by real estate), which includes the following financial statement captions and is derived from our consolidated balance sheets, as of March 31, 2014 and December 31, 2013:

(Dollars in millions)	March 31, 2014	December 31, 2013
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $32.8 and $26.3	$1,911.7	$714.4
Loans	202.2	56.8
Investment debt	(882.2)	(401.8)
Cash held by consolidated investments	1,298.7	8.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $89.8 and $106.0	682.7	865.2
Other(2)	8.5	4.0
Consolidated investment account	3,221.6	1,246.6
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $6.5 and $4.5	(1,678.1)	(55.1)
Investment account	$1,543.5	$1,191.5
(1) Excludes $26.8 million and $26.9 million related to our investment in a servicing platform in Spain, as of March 31, 2014 and December 31, 2013, respectively.
(2) Includes marketable securities which are part of other assets.
The following table breaks down our net investment account information derived from our consolidated balance sheet, by investment type and geographic location as of March 31, 2014:

(Dollars in millions)	Commercial		Multifamily	Loans Secured by Real Estate	Residential, Hotel, and Other	Total
Western U.S.	$242.8		$265.2	$84.9	$167.7	$760.6
Japan	4.1		91.4	—	0.3	95.8
United Kingdom	150.5	(1)	—	33.0	—	183.5
Ireland	112.4		109.4	79.6	—	301.4
Subtotal	$509.8		$466.0	$197.5	$168.0	$1,341.3
KW share of cash held by consolidated investments(2)						202.2
Total						$1,543.5
(1) Includes $43.6 million invested through LSE: KWE
(2) Includes $159.9 million of cash held at LSE: KWE
The following table breaks down our investment account information derived from our consolidated balance sheet, by investment type and geographic location as of December 31, 2013:

(Dollars in millions)	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Total
Western U.S.	$252.0	$277.8	$112.5	$150.9	$793.2
Japan	4.5	91.4	—	0.4	96.3
United Kingdom	108.4	—	27.3	—	135.7
Ireland	102.1	51.4	8.3	—	161.8
Subtotal	$467.0	$420.6	$148.1	$151.3	$1,187.0
KW share of cash held by consolidated investments					4.5
Total					$1,191.5
KW Services - our services business offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Below are the product types we offer through the KW services segment:
Investment Management
We provide acquisition, asset management and disposition services to our equity partners as well as to third parties.
Property Services
This division manages or advises on commercial and residential real estate for third-party clients, fund investors, and investments held by the Company. In addition to earning property management fees, consulting fees, lease commissions, construction management fees, disposition fees, and accounting fees, the Property Services group gives Kennedy Wilson insight into local markets and potential acquisitions.
Research
Meyers Research LLC (“Meyers”), a Kennedy Wilson company, is a premier real estate consulting practice and the industry’s leading provider of data and analytics for the residential real estate development and new home construction industry. Meyers' proprietary iPad application, Zonda, launched in 2013 and provides market insight for the homebuilding industry with real-time data on over 250 metrics impacting the housing market on a national and local level.
Auction and Conventional Sales
The Auction and Conventional Sales group provides innovative marketing and sales strategies for all types of commercial and residential real estate, including single family homes, mixed-use developments, estate homes, multifamily dwellings, new home projects, conversions and scattered properties.
Brokerage
The Brokerage group specializes in innovative marketing programs tailored to client objectives for all types of investment grade and income producing real estate.
Non-GAAP Measures
Consolidated EBITDA and Adjusted EBTIDA
Consolidated EBITDA(1) - Consolidated EBITDA represents net income before noncontrolling interest income, interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes. We do not adjust Consolidated EBITDA for gains or losses on the extinguishment of investment debt as we are in the business of purchasing discounted notes secured by real estate and, in connection with these note purchases, we may resolve these loans through discounted payoffs with the borrowers. Our management believes Consolidated EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Consolidated EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions.
Adjusted EBITDA(1) - represents Consolidated EBITDA, as defined above, adjusted to exclude acquisition and merger related expenses, stock based compensation expense and EBITDA attributable to noncontrolling interests. Our management uses Adjusted EBITDA to analyze our business because it adjusts Consolidated EBITDA for items we believe do not have an accurate reflection of the nature of our business going forward. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. Such items may vary for different companies for reasons unrelated to overall operating performance.
(1) - Consolidated EBITDA, as defined above, is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Consolidated EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of Consolidated EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Consolidated EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. Such items may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA represents Consolidated EBITDA, as defined above, adjusted to exclude corporate merger and acquisition related expenses, share based compensation expense and EBITDA attributable to noncontrolling interests for the Company. Such items may vary for different companies for reasons unrelated to overall operating performance. However, Consolidated EBITDA and Adjusted EBITDA are not recognized measurements under GAAP and when analyzing our operating performance, readers should use Consolidated EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Consolidated EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Consolidated EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for Consolidated EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Kennedy Wilson's Recent Highlights
Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•	In February 2014, Kennedy Wilson invested $145.2 million of cash and contributed $58.3 million of assets acquired by the Company during the quarter in the $1.7 billion IPO of KWE.

•	Kennedy Wilson’s investment represented approximately 12.2% of KWE’s total share capital at closing, making Kennedy Wilson the largest initial shareholder of KWE.

•
One of our wholly-owned subsidiaries serves as KWE's external manager, in which capacity Kennedy Wilson will be entitled to receive certain management and performance fees. Due to the terms of the investment management agreement, under U.S. GAAP, we are required to consolidate results of KWE in our financial statements.

Balance Sheet

•
The Company's total consolidated assets grew to $4.4 billion at March 31, 2014 from $1.8 billion at December 31, 2013. The increase is primarily related to the consolidation of KWE and certain investments which were previously unconsolidated.

•
During the first quarter, as a result of amending existing operating agreements with one of our equity partners, the Company gained control of six separate unconsolidated investments that hold real estate-related investments located in the United Kingdom and Ireland. The Company has an approximate 50% ownership interest in these investments. As a result of gaining control of these investments, the Company was required to consolidate the assets and liabilities at fair value and recognized an acquisition-related gain of $80.5 million of which $40.3 million was allocated to noncontrolling equity partners.

•	Shareholder equity increased $184.3 million or 24% to $952.6 million at March 31, 2014 from $768.3 million at December 31, 2013.

•
As of March 31, 2014, our investment account was $1.5 billion, compared to $1.2 billion as of December 31, 2013. The change is comprised of $377.7 million of cash contributed to and income earned on investments offset by $25.7 million of cash distributed from investments. The Company's $1.5 billion investment account represents an approximate 34% ownership in our $8.4 billion investment portfolio (at book value). This portfolio is comprised of 27.9 million square feet of real estate, including 18,027 multifamily units, 114 commercial properties and 371 hotel rooms and $1.2 billion of loans secured by real estate.

Investments business
Operating metrics

•	During the three months ended March 31, 2014, our investments segment achieved EBITDA of $69.7 million, a 143% increase from $28.7 million for the same period in 2013.

•
During the three months ended March 31, 2014, based on the Company and its equity partners' investments in 14,596 same property multifamily units, total revenues increased 7%, net operating income increased 9% and occupancy remained flat at 95% at the property level from the same period in 2013. In addition, based on the Company and its equity partners' investments in 4.2 million square feet of same property commercial real estate, total revenues increased 6%, net operating income increased 2% and occupancy increased 3% to 85% at the property level from the same period in 2013.

Acquisition/disposition program

•
During the first quarter 2014, the Company and its equity partners acquired $797.4 million of real estate related investments, in which the Company invested $347.6 million of equity. These acquisitions include $368.6 million of real estate related investments acquired by KWE.

•	Our investments in the first quarter of 2014 were directed 82% to the United Kingdom and Ireland and 18% to the Western U.S.
Services business

•	Investment management, property services and research fees decreased by 3% to $13.2 million for the three months ended March 31, 2014 from $13.6 million for the same period in 2013.

•	During the three months ended March 31, 2014, our services segment achieved EBITDA of $4.1 million, a 20% decrease from $5.1 million for the same period in 2013.
Corporate financing

•	Kennedy Wilson issued and sold 9.2 million shares of common stock, resulting in gross proceeds of $197.3 million during the quarter.

•
Kennedy Wilson completed a public offering of $300.0 million aggregate principal amount of 5.875% Senior Notes due 2024 at a public offering price of 99.068% resulting in gross proceeds of $297.2 million.

Subsequent Events
On May 9, 2014, one of our wholly-owned subsidiaries and certain of our equity partners entered into a purchase agreement with KWE to sell to KWE a portfolio of 7 office and 6 retail properties located across Dublin, Ireland, with one in Cork, Ireland (the “Opera Portfolio”) for a total purchase price of approximately €391.4 million (approximately $541.7 million), consisting of approximately €194.9 million (approximately $269.7 million) of cash and approximately €196.5 million (approximately $272.0 million) of assumed non-recourse debt secured by the Opera Portfolio. The Company currently owns approximately twenty-five percent of the equity interests in the Opera Portfolio.
Given the fact that we own approximately 12.2% of the total issued share capital of KWE, we serve as KWE’s external manager, and William McMorrow, Chairman and CEO of the Company, and Mary Ricks, president and CEO of our European business are members of the KWE board, the closing of the sale of both the Opera Portfolio and the Central Park Portfolio (discussed below) are subject to KWE obtaining approval from its independent shareholders pursuant to the listing rules of the UK Financial Conduct Authority. The closing of this transaction is subject to additional customary closing conditions, including obtaining lender consent.  In the event that KWE is unable to obtain independent shareholder approval by June 17, 2014 for the purchase of the Opera Portfolio, the Company has agreed to purchase the ownership interests held by its current equity partners on substantially similar terms.
In addition, on May 9, 2014, one of our wholly-owned subsidiaries entered into a purchase agreement with KWE to sell to KWE, its interests in a portfolio of properties located in Dublin, Ireland, comprising of 272 residential units, approximately 31,000 square feet of total commercial space and a partially completed residential development with permits for 166 residential units and 14,800 square feet of total commercial space (“Central Park Portfolio”) for a total purchase price of approximately €88.1 million

(approximately $121.9 million), consisting of approximately €30.7 million of cash (approximately $42.5 million) and approximately €57.4 million (approximately $79.4 million) of assumed non-recourse debt secured by the Central Park Portfolio.  In addition to being conditioned on obtaining approval from KWE’s independent shareholders, the closing of the sale of the Central Park Portfolio is subject to customary closing conditions, including lender consent. Subject to the discussion above, the Company anticipates closing these transaction in the second quarter of 2014.
In the event that these two transactions are consummated, we will receive a total of approximately €94.4 million in cash (approximately $130.7 million), which includes a promote fee of €15 million (approximately $20.8 million) for the Opera Portfolio transaction paid to us by our current equity partners.
Results of Operations
The following table sets forth items derived from our consolidated statement of operations for the three month periods ended March 31, 2014 and 2013:

	For the Three Months Ended
	March 31,
(Dollars in millions, except share and per share amounts)	2014	2013
Revenue
Investment management, property services and research fees	$13.2	$13.6
Rental and hotel	25.3	6.4
Sale of real estate	11.3	2.4
Loans and other	1.7	0.4
Total revenue	51.5	22.8
Operating expenses
Commission and marketing	1.0	0.5
Rental and hotel operating	14.1	3.1
Cost of real estate sold	9.7	1.9
Compensation and related	20.5	13.6
General and administrative	8.2	5.4
Depreciation and amortization	7.3	3.1
Total operating expenses	60.8	27.6
Income from unconsolidated investments, net of depreciation and amortization	2.8	2.2
Operating (loss) income	(6.5)	(2.6)
Non-operating income (expense)
Acquisition-related gains	84.2	9.5
Acquisition-related expenses	(4.0)	—
Interest expense-investment	(5.3)	(1.7)
Interest expense-corporate	(10.5)	(9.7)
Other income	0.8	0.2
Income (loss) before (provision for) benefit from income taxes	58.7	(4.3)
(Provision for) benefit from income taxes	(8.8)	1.7
Net income (loss)	49.9	(2.6)
Net (income) loss attributable to the noncontrolling interests	(37.4)	1.0
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc common shareholders	$10.5	$(3.6)

Consolidated EBITDA	$107.6	$30.1
Adjusted EBITDA	$69.2	$31.9
We use certain non-GAAP measures to analyze our business including Consolidated EBITDA(1) and Adjusted EBITDA(1), to Kennedy Wilson common shareholders which are calculated as follows:

	Three Months Ended
	March 31,
(Dollars in millions)	2014	2013
Net income (loss)	$49.9	$(2.6)
Non-GAAP adjustments:
Add back:
Interest expense-investment	5.3	1.7
Interest expense-corporate	10.5	9.7
Kennedy Wilson's share of interest expense included in unconsolidated investments	11.0	10.6
Depreciation and amortization	7.3	3.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	14.8	9.3
Provision for (benefit from) income taxes	8.8	(1.7)
Consolidated EBITDA	107.6	30.1
Add back (less):
Share-based compensation	1.7	1.8
EBITDA attributable to noncontrolling interests, including $2.7 and $1.0 of depreciation, amortization and interest	(40.1)	—
Adjusted EBITDA to Kennedy Wilson common shareholders	$69.2	$31.9
(1)See Non-GAAP Measures section for definitions and discussion of EBITDA and Adjusted EBITDA
The following tables summarize revenue, operating expenses, non-operating expenses, operating income (loss) and net income (loss) and calculates EBITDA(1) and Adjusted EBITDA(1) by our investments and services operating segments for three months ended March 31, 2014 and 2013:

	Three months ended March 31,
(Dollars in millions)	2014	2013
Investments
Revenue	$38.3	$9.2
Operating expenses	(43.4)	(15.4)
Income from unconsolidated investments, net of depreciation and amortization	1.8	2.2
Operating (loss) income	(3.3)	(4.0)
Other income (expense)	75.7	8.0
Net income	72.4	4.0
Add back:
Interest expense-investment	5.3	1.7
Kennedy Wilson's share of interest expense included in unconsolidated investments	10.7	10.6
Depreciation and amortization	7.3	3.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	14.1	9.3
EBITDA attributable to noncontrolling interests, including $2.7 and $1.0 of depreciation, amortization and interest	(40.1)	—
EBITDA(1)	$69.7	$28.7
(1)See Non-GAAP Measures section for definitions and discussion of EBITDA and Adjusted EBITDA

	Three months ended March 31,
(Dollars in millions)	2014	2013
Services
Investment management, property services and research fees	$13.2	$13.6
Operating expenses(2)	(11.2)	(8.5)
Income from unconsolidated investments, net of depreciation and amortization	2.0	5.1
Equity in joint venture income	1.0	—
Net income	3.0	5.1
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.4	—
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	—
EBITDA(1)	$4.1	$5.1
(1)See Non-GAAP Measures section for definitions and discussion of EBITDA and Adjusted EBITDA
(2) Includes $1.3 million and $0.2 million of expenses related to a startup business

	Three Months Ended March 31,
(Dollars in millions)	2014	2013
Corporate
Operating expenses	$(6.2)	$(3.7)
Operating loss	(6.2)	(3.7)
Interest expense-corporate	(10.5)	(9.7)
Loss before benefit from income taxes	(16.7)	(13.4)
(Provision for) benefit from income taxes	(8.8)	1.7
Net loss	(25.5)	(11.7)
Add back:
Interest expense-corporate	10.5	9.7
Share-based compensation	1.7	1.8
(Provision for) benefit from income taxes	8.8	(1.7)
EBITDA(1)	$(4.5)	$(1.9)
(1)See Non-GAAP Measures section for definitions and discussion of EBITDA and Adjusted EBITDA

Our Consolidated Financial Results: Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013
Our revenues for the three months ended March 31, 2014 and 2013 were $51.5 million and $22.8 million, respectively. Total operating expenses for the same periods were $60.8 million and $27.6 million, respectively, and net income attributable to our common shareholders was $10.5 million compared to a net loss of $3.6 million, respectively. Adjusted EBITDA to KW common shareholders was $69.2 million and $31.9 million, respectively, for the three months ended March 31, 2014 and 2013. The Company achieved a 117% increase in adjusted EBITDA to KW common shareholders for the three months ended March 31, 2014 as compared to the same period in 2013.
Revenues
Investments Segment Revenues
Rental and hotel income was $25.3 million for the three months ended March 31, 2014 as compared to $6.4 million for the same period in 2013. The $18.9 million increase is primarily due to new acquisitions and consolidations in the later half of 2013. In addition, during the first quarter of 2014, we acquired a portfolio of 14 commercial, retail, and industrial properties located throughout the United Kingdom.
    During the three months ended March 31, 2014, we sold five condominium units, generating $7.2 million of proceeds from the sale of real estate, and sold a parcel of land generating $4.1 million of proceeds from the sale of real estate.

Loan and other income was $1.7 million for the three months ended March 31, 2014 as compared to $0.4 million for the same period in 2013. The increase was due to the acquisition of the notes on the Shelbourne Hotel in Dublin, Ireland, during the first quarter of 2014.
Services Segment Revenues
We earn fees on the following types of services we provide:

•	investment management, including acquisition, asset management and disposition services;

•	property services, including management of commercial real estate for third-party clients, fund investors, and investments held by the Company;

•	research, including consulting practice and data and analytics for the residential real estate development and new home construction industry;

•
auction and conventional sales, including innovative marketing and sales strategies for all types of commercial and residential real estate, including single family homes, mixed-use developments, estate homes, multifamily dwellings, new home projects, conversions and scattered properties;

•	brokerage, including innovative marketing programs tailored to client objectives for all types of investment grade and income producing real estate.
Third Party Services - These are fees earned from third parties and relate to assets in which we do not have an ownership interest.
Our third party fees increased to $5.9 million during the three months ended March 31, 2014 as compared to approximately $5.3 million for the same period in 2013. The $0.6 million increase or 11% increase primarily relates to the positive performance in our real estate consultancy division which specializes in real estate research and capital sourcing for the single-family homebuilding and multifamily apartment industries.
Related Party Services
Our related party fees generated revenues of $7.3 million during the three months ended March 31, 2014 as compared to $8.3 million for the same period in 2013. The decrease in related party revenue primarily relates to acquisition fees earned in 2013 that we did not earn in 2014. Additionally, asset management fees from KWE in the first quarter of 2014 were negligible and there were no performance fees as KWE was formed in February 2014.
Operating Expenses
Investments Segment Operating Expenses
Operating expenses for the three months ended March 31, 2014 increased to $43.4 million compared to $15.4 million for the same period in 2013. The increase is primarily attributable to the following:
Rental operating expenses increased by $11.0 million, and depreciation and amortization increased by $4.2 million due to the acquisitions and consolidations in the later half of 2013 and in the first quarter of 2014.
During the three months ended March 31, 2014, we sold five condominium units and a parcel of land resulting in $9.7 million of sale-related costs compared to 15 condominium units which sold during the same period in 2013, resulting in $1.9 million of sale-related costs.
Compensation and related expenses increased by $3.4 million primarily due to an increase in personnel as a result of our growth of in the United Kingdom and Ireland and the launch of KWE. This increase included accrued discretionary compensation. General and administrative expenses increased by $1.3 million primarily due to our growing operations in the United Kingdom and Ireland as well as the launch of KWE.
Services Segment Operating Expenses
Operating expenses for the three months ended March 31, 2014 were $11.2 million as compared to $8.5 million for the same period in 2013. The increase is attributable to the following:
Compensation and related expenses increased by $1.1 million and general and administrative expenses increased by $1.4 million as a result of the expansion in our research group and the launch of our iPad application, Zonda, and related sales professionals. Zonda provides market insight for the homebuilding industry with real-time data on over 250 metrics impacting the housing market on a national and local level.
Corporate Operating Expenses

Operating expenses for the three months ended March 31, 2014 were approximately $6.2 million as compared to $3.7 million for the same period in 2013. Compensation and related expenses increased by $2.4 million primarily due to an increase in personnel as a result of our growth of in the United Kingdom and Ireland and the launch of KWE. This increase included accrued discretionary compensation.
Income from Unconsolidated Investments
Investments Segment Income from Unconsolidated Investments
During the three months ended March 31, 2014, income from unconsolidated investments was $1.8 million as compared to $2.2 million for the same period in 2013. The decrease is related to a reduction in income from loan pool participations of $0.4 million during the first quarter of 2014 as compared to the same period for 2013. During the three months ended March 31, 2014, we accreted $1.0 million of interest income on our UK Loan Pool as compared to $2.0 million for the same period in 2013. The unpaid principal balance on the UK Loan Pool decreased from $417.4 million as of March 31, 2013 to $31.8 million as of March 31, 2014 resulting in the decrease in the interest income. Offsetting this decline was additional interest income accreted from two additional loan pools acquired after the quarter ended March 31, 2013, which together provided $0.6 million of accretion income during the three months ended March 31, 2014.
During the three months ended March 31, 2014 and 2013, we recorded $0.3 million of equity in joint venture loss in each period. Our share of depreciation generated at the joint venture level was $14.8 million and $9.3 million for the quarter ended March 31, 2014 and 2013. We look at equity in joint venture income plus our share of the joint ventures depreciation to get a better sense of earnings before depreciation and amortization. The amounts were $14.5 million and $9.0 million for the quarter ended March 31, 2014 and 2013 representing a 61% increase.
Services Segment Income from Unconsolidated Investments
During the three months ended March 31, 2014, income from unconsolidated investments was $1.0 million with no comparable activity in 2013. During the fourth quarter of 2013, the Company along with an equity partner acquired an interest in a loan servicing platform in Spain with approximately €23.0 billion of assets under management. The income recognized during the first quarter of 2014 relates to this acquisition.
Non-operating Items
Acquisition-related gains were $84.2 million for the three months ended March 31, 2014 compared to $9.5 million during the same period in 2013. On March 31, 2014, the Company and one of its equity partners amended existing operating agreements governing six separate joint ventures that hold real estate-related investments located in the U.K. and Ireland.  The Company has an approximate 50% ownership interest in these investments.  These joint ventures were previously accounted for by the Company on an equity method basis.  The amendments to the operating agreements provided control to the Company of these investments, as control is defined by FASB Accounting Standards Codification Subtopic 810 - Consolidation.  As a result of gaining control, the Company was required to consolidate the assets and liabilities of these properties at fair value in accordance with FASB Accounting Standards Codification 80 - Business Combinations.  As the fair value of our interests in these properties were in excess of the carrying value, we recorded acquisition-related gains of $80.5 million in the accompanying consolidated statement of operations for the quarter ended March 31, 2014.  See Note 6 - Fair Value Measurements for further detail of the methodology used to determine the fair value of the assets and liabilities acquired in these transactions.
In addition, during the quarter ended March 31, 2014, we foreclosed on a 133,000 square foot retail center and an adjacent 2.4 acre vacant lot in Van Nuys, CA. As a result of the foreclosure, the Company was required to consolidate the assets and liabilities at fair value. As the fair value of the assets was in excess of the basis in the previously held mortgage notes, we recognized a $3.7 million acquisition related gain.
Interest expense associated with corporate debt was $10.5 million for the three months ended March 31, 2014 as compared to $9.7 million for the same period in 2013. The increase in corporate interest expense is attributable to the issuance of $300.0 million aggregate principal of the 2024 Notes which occurred in March 2014 and interest expense paid on the revolving line of credit.
Interest expense associated with investment debt was $5.3 million for the three months ended March 31, 2014 as compared to $1.7 million for the same period in 2013. The increase is due to the acquisitions and consolidations in the later half of 2013 and during 2014.
Provision for income taxes was $8.8 million during the three months ended March 31, 2014 as compared to a $1.7 million benefit from income taxes for the same period in 2013. During the three months ended March 31, 2014, we had domestic gains of $62.8 million which incurs a tax expense at the federal tax rate of approximately 34% offset by foreign losses of $4.1 million by our subsidiaries in the United Kingdom and Ireland which are subject to corporate tax rates of 21.0% and 12.5%, respectively, resulting in a net expense from income taxes. The provision for income taxes does not include non-controlling interest.

We had net income of $37.4 million attributable to noncontrolling interest during the three months ended March 31, 2014 compared to a net loss attributable to noncontrolling interest of $1.0 million during the three months ended March 31, 2013. The increase is mainly due to the acquisition-related gain described above being allocated to noncontrolling interest holders.
Liquidity and Capital Resources
Our liquidity and capital resources requirements include acquisitions of real estate and real estate related assets, capital expenditures for consolidated real estate and unconsolidated investments and working capital needs. We finance these operations with internally generated funds, borrowings under our revolving line of credit and sales of equity and debt securities. Our investments in real estate are typically financed with equity from our balance sheet and mortgage loans secured primarily by that real estate. These mortgage loans are generally nonrecourse in that, in the event of default, recourse will be limited to the mortgaged property serving as collateral, subject to limited customary exceptions. In some cases, we guarantee a portion of the loan related to a consolidated property or an unconsolidated investment, usually until some condition, such as completion of construction or leasing or certain net operating income criteria, has been met. We do not expect these guarantees to materially affect liquidity or capital resources. Please refer to the "Off Balance Sheet Arrangements" section for further information. Historically, we have not required significant capital resources to support our brokerage and property management operations.
We believe that our existing cash and cash equivalents plus capital generated from investment management, property services, and research fees, sales of real estate owned, collections from loans and loan pools, as well as our current revolving line of credit, will provide us with sufficient capital requirements to maintain our current portfolio for at least the next twelve months.
To the extent that we engage in additional strategic investments, including real estate, note portfolios, or acquisitions of other real estate related companies, we may need to obtain third party financing which could include bank financing or the public sale or private placement of debt or equity securities. At March 31, 2014, we have approximately $1.3 billion of cash held by one of our consolidated subsidiaries, KWE, of which the majority of it will be used to engage in strategic investments.
Under our current investment strategy, we generally contribute property expertise and a fully funded initial cash contribution, with commitments to provide additional funding. Capital required for additional improvements and supporting operations during leasing and stabilization periods is generally obtained at the time of acquisition via debt financing or third party investors. Accordingly, we generally do not have significant capital commitments with unconsolidated entities. However, there may be certain circumstances when we, usually with the other members of the unconsolidated investment entity, may be required to contribute additional capital for a period of time.
Our need to raise funds from time to time to meet our capital requirements will depend on many factors, including the success and pace of the implementation of our strategy for strategic and accretive growth. We regularly monitor capital-raising alternatives to be able to take advantage of other available avenues to support our working capital and investment needs, including strategic partnerships and other alliances, bank borrowings, and the sale of equity or debt securities. Additionally, we expect to meet the repayment obligations of our corporate borrowings from cash generated by our business or the public sale or private placement of debt or equity securities.
During the quarter ended March 31, 2014, the Company generated a book loss of $4.1 million related to operations in the United Kingdom and Ireland. A foreign tax benefit of $0.3 million attributable to Kennedy-Wilson Holdings, Inc is included in the consolidated tax provision for income taxes related to the portion of income earned directly by subsidiaries in the United Kingdom and Ireland for the quarter ended March 31, 2014. U.S. domestic taxes have not been provided for in the consolidated tax provision on amounts earned directly by these subsidiaries since it is the Company's plan to indefinitely invest amounts earned by these subsidiaries in the United Kingdom and Ireland operations. If these subsidiaries' cumulative earnings were repatriated to the United States additional U.S. domestic taxes of $3.1 million attributable to Kennedy-Wilson Holdings, Inc would be incurred. Additionally, approximately $1.3 billion of our consolidated cash and cash equivalents is held by our subsidiaries in the United Kingdom and Ireland.
Currency Derivative Instruments
Fluctuations in currency exchange rates may affect our financial position and results of operations. We enter into currency forward contracts to manage our exposure to currency fluctuations between our functional currency (the U.S. dollar) and the functional currency (Euros, British Pound Sterling, and Japanese Yen) of certain of our wholly owned subsidiaries and joint venture investments.
For the quarter ended March 31, 2014 and 2013, we recorded a loss, net of taxes, of $1.5 million and a gain of $3.6 million, respectively, in other comprehensive income as the portion of the currency forward contract used to hedge the currency exposure of certain of our wholly owned subsidiaries qualifies as a net investment hedge under ASC Topic 815.

Cash Flows
Operating
Our cash flows from operating activities are primarily dependent upon the operating distributions from our unconsolidated investments, revenues from our services business net of operating expenses and other general and administrative costs.  Net cash used in operating activities totaled $36.9 million for the three months ended March 31, 2014.  This was primarily related to the payment of interest expense to fund our investment business, accrued expenses and other liabilities, accrued salaries and benefits and prepayment of expenses. These decreases were offset by operating distributions from our unconsolidated investments of $10.4 million. Net cash used in operating activities totaled $27.6 million for the three months ended March 31, 2013. This was primarily related to operating distributions from our unconsolidated investments of $8.4 million offset by payments of accrued expenses and other liabilities and accrued salaries and benefits.
Investing
Our cash flows from investing activities are generally comprised of cash used to fund investments in unconsolidated investments, property acquisitions, capital expenditures, and loans secured by real estate, as well as return of capital investments from dispositions or refinances on our hard assets and resolutions in our loan participations and loan pools. Net cash used in investing activities totaled $576.7 million for the three months ended March 31, 2014. This was primarily due to $67.1 million of equity invested in unconsolidated investments of which $57.2 million related to the acquisition of a portfolio of 14 assets comprised of commercial, retail and industrial assets which was subsequently contributed into KWE as part of its initial public offering. We invested $367.7 million for the purchase and addition to real estate which mainly included 26 commercial properties located in the United Kingdom and 272 residential units and 31,000 commercial spaces in Dublin. In addition, we invested $158.6 million to fund our equity in loans mainly for the acquisition of notes secured by the Shelbourne Hotel in Dublin, Ireland. The cash used in the aforementioned investing activities was offset by receipt of $11.0 million in distributions from our unconsolidated investments primarily due to refinancing of property level debt and the sale of underlying properties.
Net cash used in investing activities totaled $17.0 million for the three months ended March 31, 2013. This was primarily due to $45.9 million of equity invested in unconsolidated investments of which $20.2 million was invested in the acquisition of a portfolio of 29 income-producing commercial properties located in the United Kingdom, $15.8 million was contributed to an unconsolidated investment for the acquisition of three loans collateralized by four properties that closed in April 2013. In addition, we invested $14.4 million to fund our equity in new and existing loans. The cash used in the aforementioned investing activities was offset by receipt of $15.0 million in distributions from our unconsolidated investments primarily due to the settlement of several Japanese yen-related hedges resulting in a distribution of $11.1 million to us. In addition, we received $13.8 million in distributions from our loan pools primarily due to loan resolutions.
Financing
Our net cash related to financing activities is generally impacted by capital-raising activities net of dividends and distributions paid to common and preferred shareholders and noncontrolling interests as well as financing activities for consolidated real estate investments.  Net cash provided by financing activities totaled $2.0 billion for the three months ended March 31, 2014. This was primarily due to proceeds, net of issuance costs, of $1.4 billion from non controlling interest holders for the initial public offering of Kennedy Wilson Europe, net proceeds of $190.8 million received from the issuance of 9.2 million shares of common stock primarily to institutional investors, the issuance of $300.0 million of senior notes which generated $297.2 million in proceeds, and $195.8 million of proceeds from mortgage loans to finance and refinance consolidated property acquisitions offset by $9.6 million of debt issuance costs. These were offset by repayment of $5.5 million of investment debt and payments of cash dividends of $7.8 million to our common and preferred shareholders.
Net cash provided by financing activities totaled $126.2 million for the three months ended March 31, 2013. This was primarily due to net proceeds of $133.8 million received from the issuance of 9.0 million shares of common stock primarily to institutional investors, offset by payments of cash dividends of $7.1 million to our common and preferred shareholders.
Contractual Obligations and Commercial Commitments
At March 31, 2014, our contractual cash obligations, including debt and operating leases, included the following:

	Payments Due by Period
(Dollars in millions)	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Contractual Obligations
Borrowings: (1)
Investment debt(2)	$869.3	$26.9	$317.2	258.0	267.2
Subordinated debt	40.0	—	—	—	40.0
Senior notes(3)	705.0	—	—	350.0	355.0
Total borrowings	1,614.3	26.9	317.2	608.0	662.2
Operating leases	9.4	2.4	3.3	1.5	2.2
Total contractual cash obligations	$1,623.7	$29.3	$320.5	$609.5	$664.4

(1)
See notes 8-11 of our Notes to Consolidated Financial Statements. Figures do not include scheduled interest payments. Assuming each debt obligation is held until maturity, we estimate that we will make the following interest payments: nine months ending December 31, 2014 - $56.5 million; 1-3 years - $263.3 million; 4-5 years - $130.4 million; After 5 years - $220.7 million. The interest payments on variable rate debt have been calculated using the interest rate in effect at March 31, 2014.

(2) Excludes $12.9 million of unamortized debt premiums on investment debt.
(3) Excludes $1.1 million of net unamortized debt premium on senior notes.
Indebtedness and Related Covenants
The following describes our corporate indebtedness and related covenants.
Senior Notes Payable
In April 2011, Kennedy-Wilson, Inc. issued $200.0 million in aggregate principal amount of its 8.750% senior notes due 2019, for approximately $198.6 million, net of discount. An additional $50.0 million in aggregate principal amount of its 8.750% senior notes due 2019 was issued in April 2011 for approximately $50.8 million, net of premium. In December 2012, Kennedy-Wilson, Inc. issued an additional $100.0 million aggregate principal amount of these 8.750% senior notes for approximately $105.3 million, net of premium. Collectively, the issuances are referred to as "the 2019 Notes." The terms of the 2019 Notes are governed by an indenture, dated as of April 5, 2011, by and among the issuer, Kennedy-Wilson Holdings, Inc, as parent guarantor; certain subsidiaries of the issuer, as subsidiary guarantors; and Wilmington Trust National Association (as successor to Wilmington Trust FSB), as amended by various subsequent supplemental indentures. The 2019 Notes bear interest at 8.750% per annum. Interest is payable on April 1 and October 1 of each year, until the maturity date of April 1, 2019. The issuer's obligations under the 2019 Notes are fully and unconditionally guaranteed by Kennedy-Wilson Holdings, Inc. and the subsidiary guarantors. At any time prior to April 1, 2015, the issuer may redeem the 2019 Notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable "make-whole" premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after April 1, 2015, the issuer may redeem the 2019 Notes, in whole or in part, at the redemption prices specified in the indenture. Until April 1, 2014, the issuer may choose to redeem the 2019 Notes in an amount not to exceed in aggregate 35% of the original principal amount of the 2019 Notes together with any additional 2019 Notes issued under the indenture with money the issuer or Kennedy-Wilson Holdings, Inc. raises in certain equity offerings. The amount of the 2019 Notes included in the consolidated balance sheets, net of unamortized discount and premium, was $353.9 million at March 31, 2014.
In November and December 2012, Kennedy-Wilson, Inc. completed a public offering of $55.0 million aggregate principal amount of 7.750% Senior Notes due 2042 (the "2042 Notes"). The 2042 Notes were issued pursuant to an indenture dated as of November 28, 2012, by and among Kennedy-Wilson, Inc., as issuer, Kennedy-Wilson Holdings, Inc., as parent guarantor, certain subsidiaries of the issuer, as subsidiary guarantees and Wilmington Trust National Association, as trustee, as amended by various subsequent supplemental indentures. The issuer's obligations under the 2042 Notes are fully and unconditionally guaranteed by Kennedy Wilson and the subsidiary guarantors. At any time prior to December 1, 2017, the issuer may redeem the 2042 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after December 1, 2017, the issuer may redeem the 2042 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Interest on the 2042 Notes accrues at a rate of 7.750% per annum and is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2013. The 2042 Notes will mature on December 1, 2042. The amount of the 2042 Notes included in the accompanying consolidated balance sheets was $55.0 million at March 31, 2014.

In March 2014, Kennedy-Wilson, Inc., completed a public offering of $300.0 million aggregate principal amount of 5.875% Senior Notes due 2024 (the “2024 Notes”), for approximately $297.2 million, net of discount. The 2024 Notes were issued pursuant to an indenture dated as of March 25, 2014, by and among Kennedy-Wilson, Inc., as issuer, Kennedy-Wilson Holdings, Inc., as parent guarantor, certain subsidiaries of the issuer, as subsidiary guarantees and Wilmington Trust National Association, as trustee, as supplemented by a supplemental indenture (the “2024 Indenture”). The issuer's obligations under the 2024 Notes are fully and unconditionally guaranteed by Kennedy Wilson and the subsidiary guarantors. At any time prior to April 1, 2017, the issuer may redeem the 2024 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after April 1, 2019, the issuer may redeem the 2024 Notes, in whole or in part, at a redemption prices specified in the 2024 Indenture, plus accrued and unpaid interest, if any, to the redemption date. Prior to April 1, 2019, the issuer may also redeem up to 35% of the 2024 Notes from the proceeds of certain equity offerings. Interest on the 2024 Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2014. The 2024 Notes will mature on April 1, 2024. The amount of the 2024 Notes included in the accompanying consolidated balance sheets was $297.2 million million at March 31, 2014.
Junior Subordinated Debentures
In 2007, Kennedy Wilson issued junior subordinated debentures in the amount of $40.0 million. The debentures were issued to a trust established by Kennedy Wilson, which contemporaneously issued $40.0 million of trust preferred securities to Merrill Lynch International. The interest rate on the debentures is fixed for the first ten years at 9.06% and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly, with the principal due in 2037. Kennedy Wilson may redeem the debentures, in whole or in part, on any interest payment date at par.
Borrowings Under Line of Credit
In September 2013, Kennedy-Wilson, Inc., a wholly owned subsidiary of Kennedy Wilson, amended its existing unsecured revolving credit facility with U.S. Bank and East-West Bank which increased the total principal amount available to be borrowed by an additional $40.0 million, for an aggregate availability of $140.0 million. The loan bears interest at a rate equal to LIBOR plus 2.75% and the maturity date was extended to October 1, 2016. As of March 31, 2014, the unsecured credit facility was undrawn and $140.0 million was still available.
Debt Covenants
The junior subordinated debentures, the unsecured credit facility with U.S. Bank and East West Bank, and the indentures governing the 2019 Notes, 2024 Notes, and 2042 Notes contain numerous restrictive covenants that, among other things, limit Kennedy Wilson's and certain of its subsidiaries' ability to incur additional indebtedness, pay dividends or make distributions to stockholders, repurchase capital stock or debt, make investments, sell assets or subsidiary stock, create or permit liens on assets, engage in transactions with affiliates, enter into sale/leaseback transactions, issue subsidiary equity and enter into consolidations or mergers. The unsecured credit facility and junior subordinated debentures also require Kennedy Wilson to maintain a minimum tangible net worth and a specified amount of cash and cash equivalents.
The junior subordinated debentures require Kennedy-Wilson, Inc. to maintain (i) a fixed charge coverage ratio (as defined in the indenture governing the junior subordinated debentures) of not less than 1.75 to 1.00, measured on a four-quarter rolling basis; (ii) a ratio of total debt to net worth (as defined in the indenture) of not greater than 3.00 to 1.00 at any time; (iii) a tangible net worth (as defined in the indenture) not less than the sum of (x) $15.0 million, plus (y) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our net worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (z) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date the debentures were issued; and (iv) a net worth (as defined in the indenture) not less than the sum of (x) $40.0 million, plus (y) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our net worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (z) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date the debentures were issued.  As of March 31, 2014, Kennedy Wilson's fixed charge coverage ratio was 3.64 to 1.00, its ratio of total debt to net worth was 1.71 to 1.00 and its tangible net worth and net worth were $901.9 million and $952.5 million, respectively, and Kennedy Wilson was in compliance with these covenants.
The revolving loan agreement that governs the unsecured credit facility requires Kennedy Wilson to maintain (i) a minimum rent adjusted fixed charge coverage ratio (as defined in the revolving loan agreement) of not less than 1.50 to 1.00, measured on a four-quarter rolling average basis; (ii) maximum balance sheet leverage (as defined in the revolving loan agreement) of not greater than 1.50 to 1.00, measured at the end of each calendar quarter; (iii) an effective tangible net worth (as defined in the revolving loan agreement) equal to or greater than $250.0 million, measured at the end of each calendar quarter; and (iv) unrestricted cash, cash equivalents and publicly traded marketable securities in the aggregate amount of at least $40.0 million.

As of March 31, 2014, Kennedy Wilson's rent adjusted fixed charge coverage ratio was 3.01 to 1.00, its balance sheet leverage ratio was 0.82 to 1.00, and its effective tangible net worth and its unrestricted cash, cash equivalents and publicly traded marketable securities were $905.7 million and $1.6 billion, respectively, and Kennedy-Wilson, Inc. was in compliance with these covenants.
The indentures governing the 2019 Notes, 2024 Notes, and 2042 Notes limit Kennedy-Wilson, Inc.'s ability to incur additional indebtedness if, on the date of such incurrence and after giving effect to the new indebtedness, Kennedy-Wilson, Inc.'s maximum balance sheet leverage ratio (as defined in the indenture) is greater than 1.50 to 1.00. This ratio is measured at the time of incurrence of additional indebtedness. As of March 31, 2014, the balance sheet leverage ratio was 0.78 to 1.00.
Off-Balance Sheet Arrangements
We have provided guarantees associated with loans secured by consolidated assets or assets held in various unconsolidated investments. At March 31, 2014, the maximum potential amount of future payments (undiscounted) we could be required to make under the guarantees was approximately $62.6 million. The guarantees expire through 2021, and our performance under the guarantees would be required to the extent there is a shortfall upon liquidation between the principal amount of the loan and the net sale proceeds of the applicable properties. If we were to become obligated to perform on these guarantees, it could have an adverse effect on our financial condition.
As of March 31, 2014, we have unfulfilled capital commitments totaling $12.5 million to our unconsolidated investments. As we identify investment opportunities in the future, we may be called upon to contribute additional capital to unconsolidated investments in satisfaction of our capital commitment obligations.
Please refer to our Annual Report on Form 10-K for the year ended December 31, 2013 for discussion of our non-recourse carve-out guarantees arrangements, as there have been no material changes to that disclosure.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk
The primary market risk exposure of our Company relates to changes in interest rates in connection with our short-term borrowings, some of which bear interest at variable rates based on the lender’s base rate, prime rate, EURIBOR, GBP LIBOR, or LIBOR plus an applicable borrowing margin. These borrowings do not give rise to a significant interest rate risk because they have short maturities. However, the amount of income or loss we recognize for unconsolidated joint ventures or consolidated interest expense from property level debt may be impacted by changes in interest rates. Historically, the impact from the changes in rates has not been significant. Our exposure to market risk also consists of foreign currency exchange rate fluctuations related to our international operations.
Interest Rate Risk
We have established an interest rate management policy, which attempts to minimize our overall cost of debt while taking into consideration the earnings implications associated with the volatility of short-term interest rates. As part of this policy, we have elected to maintain a combination of variable and fixed rate debt. As of March 31, 2014, 67% of our property level debt is fixed rate, 21% is floating rate with interest caps and 12% is floating rate without interest caps.
The table below represents contractual balances of our financial instruments at the expected maturity dates as well as the fair value as of March 31, 2014. The expected maturity categories take into consideration actual amortization of principal and do not take into consideration reinvestment of cash. The weighted average interest rate for the various assets and liabilities presented are actual as of March 31, 2014. We closely monitor the fluctuation in interest rates, and if rates were to increase significantly, we believe that we would be able to either hedge the change in the interest rate or refinance the loans with fixed interest rate debt. All instruments included in this analysis are non-trading.

	Principal Maturing in:							Fair Value
	2014	2015	2016	2017	2018	Thereafter	Total	March 31, 2014
(Dollars in millions)
Interest rate sensitive assets
Cash equivalents	$1,573.1	$—	$—	$—	$—	$—	$1,573.1	$1,573.1
Average interest rate	0.02%	—%	—%	—%	—%	—%	0.02%	—
Fixed rate receivables	167.3	8.3	3.6	5.9	—	—	185.1	185.1
Average interest rate	3.10%	10.71%	10.26%	2.16%	—%	—%	—%	—
Variable rate receivables	—	—	17.1	—	—	—	17.1	17.1
Average interest rate	—%	—%	5.17%	—%	—%	—%	—%	—
Total (1)	$1,740.4	$8.3	$20.7	$5.9	$—	$—	$1,775.3	$1,775.3
Weighted average interest rate	0.32%	10.71%	6.05%	2.16%	—%	—%	0.44%
Interest rate sensitive liabilities
Variable rate borrowings	$7.0	$104.2	$23.0	$148.9	$63.3	$194.5	$540.9	$551.0
Average interest rate	3.74%	5.40%	2.57%	3.95%	4.31%	4.35%	4.29%	—
Fixed rate borrowings	—	2.9	14.4	—	18.2	1,037.9	1,073.4	1,111.8
Average interest rate	—%	5.00%	5.91%	—%	4.32%	7.51%	7.43%	—
Total	$7.0	$107.1	$37.4	$148.9	$81.5	$1,232.4	$1,614.3	$1,662.8
Weighted average interest rate	3.74%	5.38%	3.85%	3.95%	4.31%	7.01%	6.38%

Currency Risk
We have established a foreign currency exposure policy, which attempts to minimize our overall exposure to foreign currency fluctuations. We enter into currency forward contracts to manage our exposure to currency fluctuations between our functional currency (the U.S. dollar) and the functional currency (Euros, British Pound Sterling, and Japanese Yen) of certain of our wholly owned subsidiaries and joint venture investments.

Item 4.	Controls and Procedures
Disclosure Controls and Procedures
As of the end of the period covered by this report, we conducted an evaluation, under the supervision and with the participation of the principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the record period covered by this report, our disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.
Changes in Internal Controls over Financial Reporting
There was no change in our internal control over financial reporting during our most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II
OTHER INFORMATION

Item 1.	Legal Proceedings
We may be involved in various legal proceedings arising in the ordinary course of business, none of which are currently material to our business and our financial statements taken as a whole. From time to time, our real estate management division is named in “slip and fall” type litigation relating to buildings we manage. Our standard management agreement contains an indemnity provision whereby the building owner indemnifies and agrees to defend our real estate management division against such claims. In such cases, we are defended by the building owner’s liability insurer.

Item 1A.	Risk Factors

The discussion of our business and operations in this Quarterly Report on Form 10-Q should be read together with the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC, which describe various risks and uncertainties to which we are or may become subject. There were no material changes from the risk factors disclosed in Item 1A of our report on Form 10-K for the fiscal year ended December 31, 2013.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
None.

Item 3.	Defaults upon Senior Securities
None.

Item 4.	Mine Safety Disclosures
Not applicable.

Item 5.	Other Information
None.

Item 6.	Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated as of March 25, 2014, between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.

4.2
Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association (incorporated by reference to exhibit 4.2 to the registrant’s current report on Form 8-K filed with the SEC on March 26, 2014).

4.3
Supplemental Indenture No. 8, dated as of January 16, 2014, among Kennedy-Wilson, Inc., KW UR Investments 1 LLC, KW UR Investments 2 LLC and Wilmington Trust, National Association, as trustee (incorporated by reference to exhibit 4.37 to the registrant’s annual report on Form 10-K filed with the SEC on March 3, 2014).

4.4
Twentieth Supplemental Indenture, dated as of January 16, 2014, among Kennedy-Wilson, Inc., KW UR Investments 1 LLC, KW UR Investments 2 LLC and Wilmington Trust, National Association, as trustee (incorporated by reference to exhibit 4.28 to the registrant’s annual report on Form 10-K filed with the SEC on March 3, 2014).

4.5	Supplemental Indenture No. 9, dated as of March 18, 2014, among Kennedy-Wilson, Inc., Country Ridge IX, LLC, KW EU Investors VIII, LLC and Wilmington Trust, National Association, as trustee.

4.6	Twenty First Supplemental Indenture, dated as of March 18, 2014, among Kennedy-Wilson, Inc., Country Ridge IX, LLC, KW EU Investors VIII, LLC and Wilmington Trust, National Association, as trustee.

31.1	Certification pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934 of the Chief Executive Officer.

31.2	Certification pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934 of the Chief Financial Officer.

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Executive Officer.

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Financial Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated:	May 12, 2014	By:	/S/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer
(Principal Financial Officer
and Accounting Officer)

Exhibit 4.1

Kennedy-Wilson, Inc.

INDENTURE
Dated as of March 25, 2014

Wilmington Trust, National Association
Trustee

Page

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE	1

Section 1.1.	Definitions. 1

Section 1.2.	Other Definitions. 5

Section 1.3.	Incorporation by Reference of Trust Indenture Act. 5

Section 1.4.	Rules of Construction. 5

ARTICLE II. THE SECURITIES	6

Section 2.1.	Issuable in Series. 6

Section 2.2.	Establishment of Terms of Series of Securities. 6

Section 2.3.	Execution and Authentication. 8

Section 2.4.	Registrar and Paying Agent. 9

Section 2.5.	Paying Agent to Hold Money in Trust. 10

Section 2.6.	Holder Lists. 10

Section 2.7.	Transfer and Exchange. 11

Section 2.8.	Mutilated, Destroyed, Lost and Stolen Securities. 11

Section 2.9.	Outstanding Securities. 12

Section 2.10.	Treasury Securities. 12

Section 2.11.	Temporary Securities. 13

Section 2.12.	Cancellation. 13

Section 2.13.	Defaulted Interest. 13

Section 2.14.	Global Securities. 13

Section 2.15.	CUSIP Numbers. 14

ARTICLE III. REDEMPTION	15

Section 3.1.	Notice to Trustee. 15

Section 3.2.	Selection of Securities to be Redeemed. 15

Section 3.3.	Notice of Redemption. 15

Section 3.4.	Effect of Notice of Redemption. 16

Section 3.5.	Deposit of Redemption Price. 16

Section 3.6.	Securities Redeemed in Part. 16

ARTICLE IV. COVENANTS	17

Section 4.1.	Payment of Principal and Interest. 17

Section 4.2.	SEC Reports. 17

Section 4.3.	Compliance Certificate. 17

Section 4.4.	Stay, Extension and Usury Laws. 18

Section 4.5.	Corporate Existence. 18

ARTICLE V. SUCCESSORS	18

Section 5.1.	When Company May Merge, Etc. 18

Section 5.2.	Successor Corporation Substituted. 19

ARTICLE VI. DEFAULTS AND REMEDIES	19

Section 6.1.	Events of Default. 19

Section 6.2.	Acceleration of Maturity; Rescission and Annulment. 20

Section 6.3.	Collection of Indebtedness and Suits for Enforcement by Trustee. 21

Section 6.4.	Trustee May File Proofs of Claim. 22

Section 6.5.	Trustee May Enforce Claims Without Possession of Securities. 22

Section 6.6.	Application of Money Collected. 23

Section 6.7.	Limitation on Suits. 23

Section 6.8.	Unconditional Right of Holders to Receive Principal and Interest. 24

Section 6.9.	Restoration of Rights and Remedies. 24

Section 6.10.	Rights and Remedies Cumulative. 24

Section 6.11.	Delay or Omission Not Waiver. 24

Section 6.12.	Control by Holders. 24

Section 6.13.	Waiver of Past Defaults. 25

Section 6.14.	Undertaking for Costs. 25

ARTICLE VII. TRUSTEE	26

Section 7.1.	Duties of Trustee. 26

Section 7.2.	Rights of Trustee. 27

Section 7.3.	Individual Rights of Trustee. 28

Section 7.4.	Trustee’s Disclaimer. 28

Section 7.5.	Notice of Defaults. 28

Section 7.6.	Reports by Trustee to Holders. 29

Section 7.7.	Compensation and Indemnity. 29

Section 7.8.	Replacement of Trustee. 30

Section 7.9.	Successor Trustee by Merger, Etc. 31

Section 7.10.	Eligibility; Disqualification. 31

Section 7.11.	Preferential Collection of Claims Against Company. 31

ARTICLE VIII. SATISFACTION AND DISCHARGE; DEFEASANCE	31

Section 8.1.	Satisfaction and Discharge of Indenture. 31

Section 8.2.	Application of Trust Funds; Indemnification. 32

Section 8.3.	Legal Defeasance of Securities of any Series. 33

Section 8.4.	Covenant Defeasance. 34

Section 8.5.	Repayment. 35

Section 8.6.	Reinstatement. 36

ARTICLE IX. AMENDMENTS AND WAIVERS	36

Section 9.1.	Without Consent of Holders. 36

Section 9.2.	With Consent of Holders. 37

Section 9.3.	Limitations. 38

Section 9.4.	Compliance with Trust Indenture Act. 39

Section 9.5.	Revocation and Effect of Consents. 39

Section 9.6.	Notation on or Exchange of Securities. 39

Section 9.7.	Trustee Protected. 39

ARTICLE X. MISCELLANEOUS	40

Section 10.1.	Trust Indenture Act Controls. 40

Section 10.2.	Notices. 40

Section 10.3.	Communication by Holders with Other Holders. 41

Section 10.4.	Certificate and Opinion as to Conditions Precedent. 41

Section 10.5.	Statements Required in Certificate or Opinion. 41

Section 10.6.	Rules by Trustee and Agents. 42

Section 10.7.	Legal Holidays. 42

Section 10.8.	No Recourse Against Others. 42

Section 10.9.	Counterparts. 42

Section 10.10.	Governing Law. 42

Section 10.11.	No Adverse Interpretation of Other Agreements. 42

Section 10.12.	Successors. 43

Section 10.13.	Severability. 43

Section 10.14.	Table of Contents, Headings, Etc. 43

Section 10.15.	Securities in a Foreign Currency. 43

Section 10.16.	Judgment Currency. 44

Section 10.17.	Force Majeure. 44

ARTICLE XI. SINKING FUNDS	44

Section 11.1.	Applicability of Article. 44

Section 11.2.	Satisfaction of Sinking Fund Payments with Securities. 45

Section 11.3.	Redemption of Securities for Sinking Fund. 45

ARTICLE XII. GUARANTEES	46

Section 12.1.	Guarantees. 46

KENNEDY-WILSON, INC.
Reconciliation to Trust Indenture Act of 1939
§ 310(a)(1)            7.10
(a)(2)            7.10
(a)(3)            Not Applicable
(a)(4)            Not Applicable
(a)(5)            7.10
(b)            7.10
§ 311(a)            7.11
(b)            7.11
(c)            Not Applicable
§ 312(a)            2.6
(b)            10.3
(c)            10.3
§ 313(a)            7.6
(b)(1)            7.6
(b)(2)            7.6
(c)(1)            7.6
(d)            7.6
§ 314(a)            4.2, 10.5
(b)            Not Applicable
(c)(1)            10.4
(c)(2)            10.4
(c)(3)            Not Applicable
(d)            Not Applicable
(e)            10.5
(f)            Not Applicable
§ 315(a)            7.1
(b)            7.5
(c)            7.1
(d)            7.1
(e)            6.14
§ 316(a)            2.10
(a)(1)(A)            6.12
(a)(1)(B)            6.13
(b)            6.8
§ 317(a)(1)            6.3
(a)(2)            6.4
(b)            2.5
§ 318(a)            10.1

Note: This reconciliation shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of March 25, 2014 between Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.     Definitions.
“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or Notice Agent.
“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.
“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such above until a successor replaces it and thereafter means the successor.
“Company Order” means a written order signed in the name of the Company by an Officer thereof.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if, at any time, there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.
“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.
“Dollars” and “$” means the currency of The United States of America.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.
“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.
“Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article XII, provided that the term “Guarantee,” when used with respect to any Security or with respect to any Series of Securities means a guarantee of such Security or of such Series of Securities, respectively, by a Guarantor of such Security or such Series of Securities, respectively, as contemplated by Article XII.
“Guarantor” means any person that issues a Guarantee of any Security of any Series, either on the date such Security is issued or after such date, in accordance with or pursuant to the terms of this Indenture, provided that, upon the release and discharge of such person from its Guarantee in accordance with or pursuant to this Indenture, such person shall cease to be a Guarantor.
“Guarantor Order” means a written order signed in the name of the Guarantor by an Officer thereof.
“Holder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
The term “interest” means, with respect to any Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Company (in the case of an Officer’s Certificate to be delivered by a Guarantor, and in the case of a Guarantor Order, of such Guarantor).
“Officer’s Certificate” means a certificate signed by any Officer.
“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or any Guarantor.
The term “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
The term “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.
“Prospectus” means the base prospectus, dated November 1, 2013, of the Company together with any supplement(s) thereto filed with the Securities and Exchange Commission in connection with the offer and sale of Securities to be issued pursuant hereto.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
“SEC” means the Securities and Exchange Commission.
“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered pursuant to this Indenture.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.
“Stated Maturity” means, with respect to any payment of principal of, or any premium or interest on, any Security, the date on which such payment is due and payable.
“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
Section 1.2.     Other Definitions.
TERM    DEFINED IN
SECTION
“Bankruptcy Law”    6.1
“Custodian”    6.1
“Event of Default”    6.1
“Judgment Currency”    10.16
“Legal Holiday”    10.7
“mandatory sinking fund payment”    11.1
“Market Exchange Rate”    10.15
“New York Banking Day”    10.16
“Notice Agent”    2.4
“optional sinking fund payment”    11.1
“Paying Agent”    2.4
“Registrar”    2.4
“Required Currency”    10.16
“successor person”    5.1
Section 1.3.     Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.
“indenture securities” means the Securities.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company (and, if such indenture securities are guaranteed by any Guarantor, each such Guarantor) and any successor obligor upon the Securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.
Section 1.4.     Rules of Construction.
Unless the context otherwise requires:
(a)       a term has the meaning assigned to it;
(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)       “or” is not exclusive;
(d)       words in the singular include the plural, and in the plural include the singular; and
(e)       provisions apply to successive events and transactions.
ARTICLE II.
THE SECURITIES
Section 2.1.     Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.
Section 2.2.     Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.22) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:
2.2.1.        the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;
2.2.2.        the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;
2.2.3.        any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);
2.2.4.        the date or dates on which the principal of the Securities of the Series is payable;
2.2.5.        the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
2.2.6.        the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
2.2.7.        if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;
2.2.8.        the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
2.2.9.        the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;
2.2.10.        if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;
2.2.11.        the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12.        if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;
2.2.13.        the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
2.2.14.        the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the Securities of the Series will be made;
2.2.15.        if payments of the principal of or premium, if any, or interest on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
2.2.16.        the manner in which the amounts of payment of the principal of or premium, if any, or interest on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
2.2.17.        the provisions, if any, relating to any security provided for the Securities of the Series;
2.2.18.        any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;
2.2.19.        any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;
2.2.20.        any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;
2.2.21.        the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;
2.2.22.        if applicable, the terms of any Guarantee of any Securities of such Series; and
2.2.23.        any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series or any Guarantees of any Securities of such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.
All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.3.     Execution and Authentication.
An Officer shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication.
The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.
Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.
The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
Section 2.4.     Registrar and Paying Agent.
The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“Notice Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.
The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.
Section 2.5.     Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
Section 2.6.     Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.
Section 2.7.     Transfer and Exchange.
Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
Section 2.8.     Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.9.     Outstanding Securities.
The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.
The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, subject to Section 2.10.
In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.
Section 2.10.     Treasury Securities.
In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company, any Guarantor of Securities of such Series or any Affiliate of the Company or any such Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.11.     Temporary Securities.
Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.
Section 2.12.     Cancellation.
The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
Section 2.13.     Defaulted Interest.
If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the special record date, the Company shall mail to the Trustee and to each Holder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14.     Global Securities.
2.14.1.        Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.
2.14.2.        Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
2.14.3.        Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:
“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”
2.14.4.        Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.
2.14.5.        Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.
2.14.6.        Consents, Declaration and Directions. The Company, the Guarantors, if any, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.
Section 2.15.     CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE III.
REDEMPTION
Section 3.1.     Notice to Trustee.
The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company elects to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 15 days before the redemption date.
Section 3.2.     Selection of Securities to be Redeemed.
Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.
Section 3.3.     Notice of Redemption.
Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.
The notice shall identify the Securities of the Series to be redeemed and shall state:
(a)       the redemption date;
(b)       the redemption price;
(c)       the name and address of the Paying Agent;

(d)       if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;
(e)       that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)       that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price;
(g)       the CUSIP, if any, number of the Securities to be redeemed; and
(h)       any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.
Section 3.4.     Effect of Notice of Redemption.
Once notice of redemption is mailed as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.
Section 3.5.     Deposit of Redemption Price.
On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.
Section 3.6.     Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE IV.
COVENANTS
Section 4.1.     Payment of Principal and Interest.
The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.
Section 4.2.     SEC Reports.
To the extent any Securities of a Series are outstanding, the Company shall deliver to the Trustee within 15 days after it actually files them with the SEC (regardless of when the same is or was required to be filed with the SEC pursuant to the Exchange Act or otherwise) copies of the reports which the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received, or is currently seeking, confidential treatment by the SEC; provided further, that each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database (or any successor thereto). The Company also shall comply with the other provisions of TIA §314(a).
Delivery of reports, information and documents to the Trustee under this Section 4.2 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.3.     Compliance Certificate.
To the extent any Securities of a Series are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).
The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.4.     Stay, Extension and Usury Laws.
The Company and each Guarantor covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company and each Guarantor (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.     Corporate Existence.
Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.
ARTICLE V.
SUCCESSORS
Section 5.1.     When Company May Merge, Etc.
The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:
(i)       the Company is the surviving person or the successor person (if other than the Company) is a person organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company’s obligations on the Securities and under this Indenture; and
(j)       immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.
Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.
Section 5.2.     Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE VI.
DEFAULTS AND REMEDIES
Section 6.1.     Events of Default.
“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)       default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period); or
(b)       default in the payment of principal of any Security of that Series at its Maturity; or
(c)       default in the deposit of any sinking fund payment, if, when and as due by the terms of the Securities of that Series, and the continuance of such default for a period of 60 days; or
(d)       default in the performance or breach of any covenant or warranty of the Company (or, in the case the Securities of that Series are subject to a Guarantee, the Guarantor of such Guarantee) in this Indenture (other than defaults pursuant to paragraphs (a) or (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(e)       if the Securities of such Series are subject to a Guarantee of a Guarantor, such Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by this Indenture or the terms of the Securities of such Series;
(f)       the Company pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, or
(v)    generally is unable to pay its debts as the same become due; or
(g)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company in an involuntary case,
(ii)    appoints a Custodian of the Company or for all or substantially all of its property, or
(iii)    orders the liquidation of the Company,
and the order or decree remains unstayed and in effect for 60 days; or

(h)       any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.18.
The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Section 6.2.     Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of, and any premium and accrued and unpaid interest on, all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) or (e) shall occur, the principal amount (or specified amount) of, and any premium and accrued and unpaid interest on, all outstanding Securities of the applicable Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal, premium and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 6.3.     Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company covenants that if a:
(a)       default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)       default is made in the payment of principal of any Security at the Maturity thereof, or
(c)       default is made in the deposit of any sinking fund payment, if any, when and as due by the terms of a Security, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.4.     Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)       to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.5.     Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 6.6.     Application of Money Collected.
Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First:    To the payment of all amounts due the Trustee under Section 7.7; and
Second:    To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
Third:    To the Company or any applicable Guarantor, as the case may be.
Section 6.7.     Limitation on Suits.
No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)       such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;
(b)       the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)       such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;
(d)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series, it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.

Section 6.8.     Unconditional Right of Holders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium and interest on, such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.9.     Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10.     Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11.     Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12.     Control by Holders.
The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:
(a)       such direction shall not be in conflict with any rule of law or with this Indenture,
(b)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,
(c)       subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(d)       prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Section 6.13.     Waiver of Past Defaults.
The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of, or any premium or interest on, any Security of such Series. The Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.14.     Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).
ARTICLE VII.
TRUSTEE
Section 7.1.     Duties of Trustee.
(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)       Except during the continuance of an Event of Default:
(i)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
(ii)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.
(c)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    This paragraph does not limit the effect of paragraph (b) of this Section.
(ii)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(iii)    The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.12.
(d)       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.
(e)       The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.
(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)       No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.
(h)       The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section and in Section 7.2, each with respect to the Trustee.
Section 7.2.     Rights of Trustee.
(d)       The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(e)       Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(f)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(g)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.
(h)       The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.
(i)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(j)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(k)       The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.
(l)       In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(m)       The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
Section 7.3.     Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.4.     Trustee’s Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.
Section 7.5.     Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of that Series.
Section 7.6.     Reports by Trustee to Holders.
Within 60 days after each May 15 of each year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313.
A copy of each report at the time of its mailing to Holders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee in writing when Securities of any Series are listed on any national securities exchange.
Section 7.7.     Compensation and Indemnity.
The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The provisions of this Section shall survive the termination of this Indenture.
Section 7.8.     Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:
(a)       the Trustee fails to comply with Section 7.10;
(b)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)       a Custodian or public officer takes charge of the Trustee or its property; or
(d)       the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 7.9.     Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.10.
Section 7.10.     Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
Section 7.11.     Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE
Section 8.1.     Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Order or Guarantor Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:
(n)       either:
(i)    all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(ii)    all such Securities not theretofore delivered to the Trustee for cancellation:
(1)    have become due and payable, or
(2)    will become due and payable at their Stated Maturity within one year, or
(3)    have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
(4)    are deemed paid and discharged pursuant to Section 8.3, as applicable;
and the Company or any Guarantor(s), in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(o)       the Company or any Guarantor(s) have paid or caused to be paid all other sums payable hereunder by the Company; and
(p)       the Company or any Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.
Section 8.2.     Application of Trust Funds; Indemnification.
(c)       Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.
(d)       The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(e)       The Trustee shall deliver or pay to the Company or the relevant Guarantor(s), as applicable, from time to time upon Company Order or Guarantor Order, as applicable, any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.
Section 8.3.     Legal Defeasance of Securities of any Series.
Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments acknowledging the same), except as to:
(a)       the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;
(b)       the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and
(c)       the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;
provided that, the following conditions shall have been satisfied:
(d)       the Company or, if applicable, any Guarantor(s) shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, and premium, if any, or interest, if any, on, and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(e)       such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(f)       no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
(g)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company or such Guarantor(s), as applicable, have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
(h)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company or such Guarantor(s), as applicable, with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or such Guarantor(s), as applicable; and

(i)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.
Section 8.4.     Covenant Defeasance.
Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company (and, if such Securities are subject to a Guarantee, the Guarantors thereof) may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:
(a)       with reference to this Section 8.4, the Company or, if applicable, any Guarantor(s) have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, and premium, if any, or interest, if any, on, and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(b)       such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(c)       no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;
(d)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;
(e)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company or such Guarantor(s), as applicable, with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or such Guarantor(s), as applicable; and
(f)       the Company or, if applicable, the Guarantor(s) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.
Section 8.5.     Repayment.
Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company (or, if applicable, the relevant Guarantor(s)) upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company or, if applicable, the relevant Guarantor(s) for payment as general creditors unless an applicable abandoned property law designates another person.
Section 8.6.     Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Company or any Guarantor(s) have made any payment of principal of or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company and the applicable Guarantor(s), if any, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX.
AMENDMENTS AND WAIVERS
Section 9.1.     Without Consent of Holders.
The Company, the applicable Guarantor(s), if any, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder:
(f)       to cure any ambiguity, defect or inconsistency;
(g)       to evidence the succession of another person to the Company or, if applicable, any Guarantor and the assumption by such successor person of the covenants of the Company or such Guarantor, as applicable, herein or pursuant hereto and in the Securities or the Guarantees of such Guarantor, as applicable;
(h)       to secure or provide additional security for all or any Securities of any Series;
(i)       to add to the covenants of the Company or, if applicable, any Guarantor for the benefit of the Holders of all or any Securities of any Series or to surrender any right or power conferred upon the Company or, if applicable, any Guarantor with regard to all or any Securities of any Series;

(j)       to provide for uncertificated Securities in addition to or in place of certificated Securities;
(k)       to make any change that does not materially adversely affect the rights of any Holder;
(l)       to provide for the issuance of and establish the form, terms and conditions of Securities of any Series and any Guarantees thereof, as permitted hereby;
(m)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(n)       to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(o)       to amend the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (i) compliance herewith as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities, except as required by law;
(p)       to add any additional Events of Default for the benefit of the Holders of all or any Securities of any Series;
(q)       to add to, change or eliminate any provision hereof in respect of all or any Securities of any Series or any Guarantees thereof, provided that such addition, change or elimination shall either (A) (i) not apply to any Security of any Series or any Guarantee thereof that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the Holder of any such Security with respect to such provision; or (B) become effective only when there is no Security outstanding;
(r)       in the case of any Securities that, by their terms, may be converted into securities or other property (other than Securities of the same Series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such Securities as required or permitted by this Indenture and the terms of such Securities; or (B) permit or facilitate the issuance, payment or conversion of such Securities;
(s)       to add any person as a Guarantor of all or any Securities of any Series, which Securities were not theretofore subject to any Guarantee, or to add additional Guarantors of all or any Securities of any Series;
(t)       to evidence the release and discharge of any Guarantor from its obligations under its Guarantees and its obligations hereunder in respect of any Securities, in each case in accordance with this Indenture and the terms of such Securities; or
(u)       to conform the text of this Indenture or any Securities of any Series or any Guarantee to the description of this Indenture, such Securities or such Guarantee contained in the Prospectus relating to such Securities, provided that such supplement shall apply only to such Securities or Guarantee.

Section 9.2.     With Consent of Holders.
The Company, the applicable Guarantor(s), if any, and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company or any Guarantor of Securities of such Series with any provision of this Indenture or the Securities or the applicable Guarantee with respect to such Series.
It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.3.     Limitations.
Without the consent of each Holder affected, an amendment or waiver may not:
(g)       reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;
(h)       reduce the rate of or extend the time for payment of interest (including default interest) on any Security;
(i)       reduce the principal of, or premium, if any, on, or change the Stated Maturity of, any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
(j)       reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;
(k)       waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);
(l)       make the principal of, or any premium or interest on, any Security payable in any currency other than that stated in the Security;
(m)       make any change in Sections 6.8, 6.13 or 9.3 (this sentence);
(n)       waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option;

(o)       in the case of any Security that is subject to a Guarantee, release the Guarantor of such Guarantee from any of its obligations under such Guarantee, except in accordance with the terms of this Indenture and such Security;
(p)       make any change in the ranking or priority of any Security or any Guarantee thereof that would adversely affect the Holders of such Security; or
(q)       in the case of any Security that provides that the Holder may require the Company to repurchase or convert such Security, impair such Holder’s right to require such repurchase or effect such conversion of such Security in accordance with this Indenture and the terms of such Security.
Section 9.4.     Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 9.5.     Revocation and Effect of Consents.
Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
Section 9.6.     Notation on or Exchange of Securities.
The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.
Section 9.7.     Trustee Protected.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 10.4. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE X.
MISCELLANEOUS
Section 10.1.     Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
Section 10.2.     Notices.
Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first‑class mail:
if to the Company or any Guarantor:
Kennedy-Wilson, Inc.
9701 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212
Attention: Justin Enbody, Chief Executive Officer
Telephone: (310) 887-6400

with a copy to:
Latham & Watkins LLP
355 South Grand Avenue,
Los Angeles, CA 90071
Attention: Julian T.H. Kleindorfer, Esq.
Telephone: 213-485-1234

if to the Trustee:
Wilmington Trust, National Association
50 South Sixth Street/Suite 1290
Minneapolis, MN 55402
Attention: Corporate Capital Markets—Kennedy-Wilson Administrator
Fax: 612-217-5651

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of any Series or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other Series.
If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 10.3.     Communication by Holders with Other Holders.
Holders of any Series may communicate pursuant to TIA § 312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 10.4.     Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)       an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)       an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.5.     Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(e)       a statement that the person making such certificate or opinion has read such covenant or condition;
(f)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(g)       a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(h)       a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Section 10.6.     Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or a meeting of Holders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.
Section 10.7.     Legal Holidays.
Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 10.8.     No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Section 10.9.     Counterparts.
This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 10.10.     Governing Law.
THIS INDENTURE, THE SECURITIES AND EACH GUARANTEE, IF ANY, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
Section 10.11.     No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any Subsidiary of the Company or of any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.12.     Successors.
All agreements of the Company in, or of any Guarantor pursuant to, this Indenture and the Securities or Guarantee, as applicable, shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
Section 10.13.     Severability.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.14.     Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.15.     Securities in a Foreign Currency.
Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be at the spot rate for the purchase of the designated currency as published in the The Financial Times in the “Currency Rates” section (of, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.
All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.
Section 10.16.     Judgment Currency.
The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
Section 10.17.     Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XI.
SINKING FUNDS
Section 11.1.     Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2 and except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.
Section 11.2.     Satisfaction of Sinking Fund Payments with Securities.
The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.
Section 11.3.     Redemption of Securities for Sinking Fund.
Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.
ARTICLE XII.
GUARANTEES
Section 12.1.     Guarantees.
Any Series of Securities may be guaranteed by one or more Guarantors. The terms and the form of any such Guarantee shall be established in the manner contemplated by Section 2.2 hereof for such Series of Securities; provided, however, that, prior to the authentication and delivery upon original issuance of any Series of Securities that are to be so guaranteed, the Company and the Trustee and each person that shall be an initial Guarantor of such Series of Securities shall execute and deliver a supplemental indenture hereto pursuant to Section 9.1 hereof, whereby such person shall become a Guarantor under this Indenture with respect to such Series of Securities.
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
KENNEDY-WILSON, INC.

By:
Name:    Justin Enbody
Its:    Chief Financial Officer

Exhibit 4.5

KENNEDY-WILSON, INC.,

as Issuer

COUNTRY RIDGE IX, LLC,

KW EU INVESTORS VIII, LLC,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 9
Dated as of March __, 2014

to

INDENTURE

Dated as of November 28, 2012

7.75% SENIOR NOTES DUE 2042

SUPPLEMENTAL INDENTURE NO. 9 (the “Supplemental Indenture”), dated as of March __, 2014, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), the Subsidiary Guarantors party hereto (the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of November 28, 2012 (as amended, supplemented or otherwise modified from time to time, and, together with the First Supplemental Indenture (as defined below the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series; and
WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of November 28, 2012 (the “First Supplemental Indenture”), relating to the Issuer’s 7.75% Senior Notes due 2042 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture); and
WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause the New Guarantors to provide a Guaranty and become Subsidiary Guarantors;
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    Each of the New Guarantors, by its execution of this Supplemental Indenture, agrees to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the First Supplemental Indenture.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force an effect as if such paragraph were reproduced herein.
Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).
Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KENNEDY-WILSON, INC.

By:	Name: Kent Mouton

Title:	General Counsel

COUNTRY RIDGE IX, LLC

By:	Name: Kent Mouton
Title:    Vice President

KW EU INVESTORS VIII, LLC

By:	Name: Kent Mouton
Title:    Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	Name: Jane Schweiger
Title:    Vice President

Exhibit 4.6
TWENTY-FIRST SUPPLEMENTAL INDENTURE
dated as of March__, 2014
among
KENNEDY-WILSON, INC.,
COUNTRY RIDGE IX, LLC
KW EU INVESTORS VIII, LLC,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee
_________________________
8.750% Senior Notes due 2019

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of March__, 2014, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto (the “New Guarantors”) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and Wilmington Trust FSB entered into the Indenture, dated as of April 5, 2011 (the “Base Indenture,” and the Base Indenture, as supplemented or amended before the date hereof, the “Indenture”), relating to the Company’s 8.750% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Base Indenture;
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created domestic Restricted Subsidiaries, other than Non-Material Subsidiaries and other than any Restricted Subsidiary prohibited from providing a Guarantee by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any Co-investment Vehicle or any separate account or investment program managed, operated or sponsored by an Investment Subsidiary, to provide Guaranties.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants hereof and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.    This Supplemental Indenture and the Guarantee of the New Guarantors, including any claim or controversy arising out of or relating to this Supplemental Indenture or such Guarantee, shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law).
Section 4.    This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument.

Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
KENNEDY-WILSON, INC., as Company

By:	Name: Kent Mouton Title: General Counsel

COUNTRY RIDGE IX, LLC

By:	Name: Kent Mouton Title: Vice President

KW EU INVESTORS VIII, LLC

By:	Name: Kent Mouton Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	Name: Jane Schweiger Title: Vice President

 Exhibit 31.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
I, William J. McMorrow, certify that:

1.	I have reviewed this report on Form 10-Q of Kennedy-Wilson Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ William J. McMorrow
William J. McMorrow
Chief Executive Officer and Chairman	Dated: May 12, 2014

Exhibit 31.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
I, Justin Enbody, certify that:

1.	I have reviewed this report on Form 10-Q of Kennedy-Wilson Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Justin Enbody
Justin Enbody
Chief Financial Officer	Dated: May 12, 2014

Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Kennedy-Wilson Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. McMorrow, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2014

/s/ William J. McMorrow
William J. McMorrow
Chief Executive Officer and Chairman

Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Kennedy-Wilson Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Justin Enbody, Chief Financial Officer of the Company, certify, pursuant to 18 U. S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2014

/s/ Justin Enbody
Justin Enbody
Chief Financial Officer